Exhibit 99.1
Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840
Washington, DC 20036
202-467-6862
(Fax) 202-467-6963

Lebanon Mutual Insurance Company
Cleona, Pennsylvania
Conversion Valuation Appraisal Report
Valued as of April 11, 2008
Prepared By
Feldman Financial Advisors, Inc.
Washington, D.C.

Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840
Washington, DC 20036
202-467-6862
(Fax) 202-467-6963
April 11, 2008
Board of Directors
Lebanon Mutual Insurance Company
137 West Penn Avenue
Cleona, Pennsylvania 17042
Members of the Board:
     At your request, we have completed and hereby provide an independent appraisal (the “Appraisal”) of the estimated pro forma market value of Lebanon Mutual Insurance Company (“Lebanon Mutual” or the “Company”), as of April 11, 2008. Pursuant to a Plan of Conversion (the “Plan”) adopted by the Board of Directors of the Company, Lebanon Mutual will convert from a Pennsylvania-chartered mutual property and casualty insurance company to a Pennsylvania-chartered stock property and casualty insurance company (the “Conversion”), issue all of its capital stock to a newly formed holding company, LMI Holdings, Inc. (“LMI Holdings”), and become a wholly-owned subsidiary of LMI Holdings. In accordance with the Plan, LMI Holdings will then offer shares of its common stock for sale in a subscription offering and, if necessary, in a community offering and a syndicated community offering.
     To facilitate completion of the Conversion, Lebanon Mutual and LMI Holdings entered into an Investment Agreement with Griffin MTS Partners, LLC (“Griffin MTS”), a newly formed Pennsylvania limited liability company created for the sole purpose of entering into the Investment Agreement with Lebanon Mutual and LMI Holdings and performing its obligations under that agreement. Under the Investment Agreement, Griffin MTS will pay the costs of the Conversion in exchange for a payment at closing and will absorb the costs fully in the event the transaction is not completed (unless the reason it is not completed is abandonment by Lebanon Mutual). In addition, Griffin MTS has agreed to purchase a significant interest in LMI Holdings to help ensure completion of the Conversion.
     As part of the Conversion, LMI Holdings is offering shares of its common stock for sale in a subscription offering to the following potential subscribers: policyholders insured under a policies of insurance issued by Lebanon Mutual; the Company’s employee stock ownership plan (“ESOP”); directors, officers, and employees of Lebanon Mutual; and Griffin MTS. Any shares not subscribed for in the subscription offering may be offered to members of the general public in a community offering with preference given to Griffin MTS, residents of Berks, Dauphin, Lancaster, or Lebanon Counties in Pennsylvania, and licensed insurance agencies that market and distribute insurance policies issued by the Company. If there are any shares of common stock not purchased in the subscription and community offerings, they may be offered for sale to the public in a syndicated community offering.

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Board of Directors
Lebanon Mutual Insurance Company
April 11, 2008
Page Two
     Griffin MTS has agreed to purchase up to the lesser of 35% of LMI Holdings common stock sold in the Conversion or $6.5 million of LMI Holdings common stock. Griffin MTS will have the right to purchase $500,000 of LMI Holdings common stock in the subscription offering and has agreed to submit an order in the community offering for the balance of the shares that it has agreed to purchase. LMI Holdings will have the option to accept or reject, in whole or in part, the order submitted by Griffin MTS in the community offering.
     This Appraisal is furnished in conjunction with the filing by Lebanon Mutual of the Application for Approval to Convert from Mutual to Stock Form (the “Application”) with the Pennsylvania Insurance Department under the Insurance Company Mutual to Stock Conversion Act, 40 P.S. Sections 911-A et seq. (the “Conversion Act”). In accordance with the Plan and Section 914-A(d) of the Conversion Act, the estimated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock sold in the Conversion. Furthermore, as permitted by Section 914-A(d) of the Conversion Act, the pro forma market value may be expressed as a range of value and may be that value that is estimated to be necessary to attract a full subscription for the shares of common stock offered for sale in the Conversion.
     Feldman Financial Advisors, Inc. (“Feldman Financial”) is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the financial services industries. The background of Feldman Financial is presented in Exhibit I. In preparing the Appraisal, we conducted an analysis of Lebanon that included discussions with the Company’s management and an onsite visit to the Company’s headquarters. We reviewed the audited financial statements of the Company as of and for the years ended December 31, 2006 and 2007. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.
     In preparing the Appraisal, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected publicly traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly traded insurance industry aggregates as provided by industry sources.
     The Appraisal is based on the Company’s representation that the information contained in the Application and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company.

FELDMAN FINANCIAL ADVISORS, INC.
Board of Directors
Lebanon Mutual Insurance Company
April 11, 2008
Page Three
     It is our opinion that, as of April 11, 2008, the estimated pro forma market value of the Company was within a range (the “Valuation Range”) of $10,200,000 to $13,800,000 with a midpoint of $12,000,000. The Valuation Range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase from the midpoint to establish the maximum.
     Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Conversion. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company’s pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.
     The Valuation Range reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the estimated pro forma market value of the Company, appropriate adjustments to the Valuation Range will be made. The reasons for any such adjustments will be explained in detail at that time.

Respectfully submitted, Feldman Financial Advisors, Inc.

Trent R. Feldman
President

Peter W. L. Williams
Principal

FELDMAN FINANCIAL ADVISORS, INC.

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LIST OF TABLES

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INTRODUCTION
     As requested, Feldman Financial Advisors, Inc. (“Feldman Financial”) has prepared an independent appraisal (the “Appraisal”) of the estimated pro forma market value of Lebanon Mutual Insurance Company (“Lebanon” or the “Company”), as of April 11, 2008. Pursuant to a Plan of Conversion (the “Plan”) adopted by the Board of Directors of the Company on December 19, 2007, Lebanon Mutual will convert from a Pennsylvania-chartered mutual property and casualty insurance company to a Pennsylvania-chartered stock property and casualty insurance company (the “Conversion”), issue all of its capital stock to a newly formed holding company, LMI Holdings, Inc. (“LMI Holdings”), and become a wholly-owned subsidiary of LMI Holdings. In accordance with the Plan, LMI Holdings will then offer shares of its common stock for sale in a subscription offering and, if necessary, in a community offering.
     To facilitate completion of the Conversion, Lebanon Mutual and LMI Holdings entered into an Investment Agreement with Griffin MTS Partners, LLC (“Griffin MTS”), a newly formed Pennsylvania limited liability company created for the sole purpose of entering into the Investment Agreement with Lebanon Mutual and LMI Holdings and performing its obligations under that agreement. Under the Investment Agreement, Griffin MTS will pay the costs of the Conversion in exchange for a payment at closing and will absorb the costs fully in the event the transaction is not completed (unless the reason it is not completed is abandonment by Lebanon Mutual). In addition, Griffin MTS has agreed to purchase a significant interest in LMI Holdings to help ensure completion of the Conversion.
     As part of the Conversion, LMI Holdings is offering shares of its common stock for sale in a subscription offering to the following potential subscribers: policyholders insured under

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policies of insurance issued by Lebanon Mutual; the Company’s employee stock ownership plan (“ESOP”); directors, officers, and employees of Lebanon Mutual; and Griffin MTS. Any shares not subscribed for in the subscription offering may be offered to members of the general public in a community offering with preference given to Griffin MTS, residents of Berks, Dauphin, Lancaster, or Lebanon Counties in Pennsylvania, and licensed insurance agencies that market and distribute insurance policies issued by the Company. If there are any shares of common stock not purchased in the subscription and community offerings, they may be offered for sale to the public in a syndicated community offering.
     Pursuant to the Investment Agreement, Griffin MTS has agreed to purchase up to the lesser of 35% of LMI Holdings common stock sold in the Conversion or $6.5 million of LMI Holdings common stock. Griffin MTS will have the right to purchase $500,000 of LMI Holdings common stock in the subscription offering and has agreed to submit an order in the community offering for the balance of the shares that it has agreed to purchase. LMI Holdings will have the option to accept or reject, in whole or in part, the order submitted by Griffin MTS in the community offering.
     This Appraisal is furnished in conjunction with the filing by Lebanon Mutual of the Application for Approval to Convert from Mutual to Stock Form (the “Application”) with the Pennsylvania Insurance Department under the Insurance Company Mutual to Stock Conversion Act, 40 P.S. Sections 911-A et seq. (the “Conversion Act”). In accordance with the Plan and Section 914-A(d) of the Conversion Act, the estimated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock sold in the Conversion. Furthermore, as permitted by Section 914-A(d) of the Conversion Act, the pro forma market value may be expressed as a range of value and may be

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that value that is estimated to be necessary to attract a full subscription for the shares of common stock offered for sale in the Conversion.
     Feldman Financial is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the financial services industries. The background of Feldman Financial is presented in Exhibit I. In preparing the Appraisal, we conducted an analysis of Lebanon Mutual that included discussions with the Company’s management and an onsite visit to the Company’s headquarters. We also reviewed and discussed with management the Company’s audited financial statements as of and for the years ended December 31, 2006 and 2007. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.
     In preparing the Appraisal, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected publicly traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly traded insurance industry aggregates as provided by industry sources.
     The Appraisal is based on the Company’s representation that the information contained in the Application and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the

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Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company. The attached Statement of Contingent and Limiting Conditions in Exhibit II is an integral part of this Appraisal.
     In determining our estimate of the estimated pro forma market value of Lebanon Mutual, we utilized the comparative market valuation approach. The comparative market valuation approach arrives at a market value by reviewing the relevant market pricing characteristics of common stocks of comparable companies that are publicly traded. In utilizing this valuation approach, we selected a group of insurance companies based on criteria discussed later in the Appraisal that we believe investors potentially would compare to the Company. We also considered relative adjustments to derive the estimated pro forma market value based on the quantitative and qualitative comparisons of Lebanon Mutual with the selected group of publicly traded companies, in addition to adjustments for other factors discussed herein.
     Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Conversion. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company’s pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

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     The Valuation Range reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the estimated pro forma market value of the Company, appropriate adjustments to the Valuation Range will be made. The reasons for any such adjustments will be explained in detail at that time.

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I.   BUSINESS OF LEBANON MUTUAL
General Overview
     Lebanon Mutual is a Pennsylvania-domiciled mutual insurance company that offers a wide array of property and casualty insurance products designed to meet the insurance needs of main street businesses and individual property owners in Pennsylvania. Lebanon Mutual has two operating segments: commercial lines insurance and personal lines insurance. Lebanon Mutual is located in Cleona, Pennsylvania and markets its products through a network of over 150 licensed independent insurance producers (referred to herein as “producers”) in Pennsylvania.
     Lebanon Mutual commenced operations originally in 1856 as The Lebanon Mutual Insurance Company and wrote fire insurance for local businesses, dwellings, and farms. In 1952, the word “The” was deleted from the Company’s title and the charter powers were amended to include multiple lines. Lebanon Mutual is subject to examination and comprehensive regulation by the Pennsylvania Insurance Department. As of December 31, 2007, Lebanon Mutual had total assets of $27.8 million, total equity of $13.1 million, and over 14,000 property and casualty policies in force. For the year ended December 31, 2007, Lebanon Mutual had direct written premiums of $13.6 million, net premiums earned of $9.9 million, and net income of $583,000.
     Lebanon Mutual’s insurance products include fire, allied lines, multiple peril, inland marine, business owners, both standard and preferred homeowners products, general liability, automobile, and workers’ compensation lines. The Company has placed increasing emphasis upon marketing commercial multi-peril coverage to small and medium sized accounts. Lebanon

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Mutual also offers commercial packages that combine multiple policies to its customers. The Company specializes in writing coverage for automobile parts stores, businesses in the home such as professional liability for beauticians and barbers, computer consultants, historical societies, public libraries, repair shops, small contractors, and pet service providers including veterinarians.
     Lebanon Mutual is managed by an experienced group of executives led by Rollin P. Rissinger, Jr., the President and Chief Executive Officer (“CEO”). Mr. Rissinger has served in his current position since 1995, and in various other positions with Lebanon Mutual since 1985. Keith A. Ulsh, the Treasurer and Chief Financial Officer (“CFO”), has served with Lebanon Mutual since 1987. As a group, the Company’s executive officers have on average more than 28 years of experience in the property and casualty insurance industry.
Marketing and Distribution
     Lebanon Mutual markets its insurance products in Pennsylvania exclusively through independent producers. All of these producers represent multiple carriers and are established businesses in the communities in which they operate. The independent producers generally market and write the full range of the Company’s products. The Company considers its relationships with these producers to be good.
     The Company manages its producers through annual business reviews (with underwriter participation) and establishment of benchmarks and goals for premium volume and profitability. In recent years, the Company has eliminated a number of unprofitable producers. For the year ended December 31, 2007, the Company’s two largest producers accounted for approximately 6.0% of its direct premiums written. No producer accounted for more than 5.0% of the

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Company’s direct premiums written. For the year ended December 31, 2007, the Company’s top 10 producers accounted for approximately 24% of direct premiums written. All direct premiums written by the Company were generated in Pennsylvania.
     Lebanon Mutual emphasizes personal contact between its producers and the policyholders. The Company believes that its producers’ fast and efficient service and name recognition, as well as its policyholders’ loyalty to and satisfaction with producer relationships, are the main sources of new customer referrals, cross-selling of additional insurance products and policyholder retention. Lebanon Mutual depends upon its producers to produce new business, assist in the underwriting process, provide customer service, and communicate information to the Company about the evolving needs of customers to facilitate new product development and enhancement.
     The Company’s producers are compensated through a fixed base commission with an opportunity for profit sharing depending on the producer’s premiums written and profitability. The Company believes that the contingent compensation paid to its producers is very competitive, subject to the producer directing high-quality insured policyholders to Lebanon Mutual. The Company provides its producers with access to rating, underwriting, billings, and claim information over the internet through its web page. The producers are monitored and supported by the Company’s marketing representative, who is an employee of Lebanon Mutual. This representative also has principal responsibility for recruiting and training new producers. As of December 31, 2007, the Company had 20 full-time equivalent employees.
     Lebanon Mutual periodically holds seminars for producers and conducts training programs that provide both technical training about products and sales training on how to market products. The Company’s new data processing software will permit producers to quote rates on

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various policies and to process policy changes directly, which will eliminate unnecessary paperwork and permit faster response to the policyholder’s needs.
Product Lines
     The Company’s commercial lines segment includes product offerings for commercial multi-peril, workers’ compensation, commercial automobile, general liability, and commercial property insurance coverages. The Company’s personal lines segment includes product offerings for homeowners, mobile homeowners, boatowners, personal automobile, and personal umbrella insurance coverages. Based on direct premiums written for the year ended December 31, 2007, the Company’s most significant product offerings included commercial multi-peril (39.8%), homeowners (25.9%), workers’ compensation (14.6%), and commercial automobile (10.1%).
     Lebanon Mutual writes a number of multi-peril policies in Pennsylvania providing property and liability coverage. As of December 31, 2007, approximately 1,700 multi-peril policies were in force. The Company plans to increase market penetration for multi-peril policies because this product includes commercial liability risks that have more flexible and profitable rate structures. Due to recent market conditions, the Company has targeted its business generation efforts toward service clubs and automobile repair garages. The Company also offers a business owners policy that provides property and liability coverages to small businesses. This product is marketed to several distinct groups: (i) professional offices; (ii) public libraries and funeral homes; (iii) home business owners, such as barbers and beauty parlors; and (iv) pet service providers including veterinarians. As of December 31, 2007, approximately 700 business owners policies were in force.

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     The Company writes workers’ compensation policies in conjunction with an otherwise eligible business owners, commercial multi-peril, inland marine, commercial property, or general liability policy. As of December 31, 2007, most of the Company’s workers’ compensation insureds have other policies with Lebanon Mutual. There were approximately 700 workers’ compensation policies in effect as of December 31, 2007.
     The Company offers commercial automobile policies designed to cover light and medium weight trucks used in business, as well as company-owned private passenger type vehicles. Other specialty classes such as farm vehicles and vehicle repair shops also can be covered. The policy is marketed as a separate policy and as a companion offering to the Company’s business owners, commercial multi-peril, inland marine, commercial property, or general liability policies. Approximately 600 commercial automobile policies were in force as of December 31, 2007.
     The Company’s homeowners policy is a multi-peril policy providing property and liability coverages and optional inland marine coverage. The homeowners policy is sold to provide coverage for an insured’s residence. Lebanon Mutual markets both a standard and a preferred homeowner product. The Company offers the preferred product at a discount to its standard rates to customers who have a lower risk of loss. As of December 31, 2007, the Company had approximately 6,000 homeowners policies in force, with 21.6% of those being the preferred product.
Underwriting, Risk Assessment, and Pricing
     Lebanon Mutual underwrites its personal and commercial lines by evaluating each risk under consistent standards. The Company employs four underwriters, three of whom specialize

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in commercial lines and one who specializes in personal lines. Each underwriter has at least 29 years of experience and as a group they average 35 years of experience as underwriters. Specific information regarding individual insureds is monitored to assist the Company in making decisions about policy renewals or modifications. Since late 2005, the Company has utilized credit scores of applicants in connection with its underwriting process for homeowners insurance.
     During the underwriting process, the Company relies heavily on information provided by its producers. Subject to certain guidelines, producers also pre-screen policy applicants and act as field underwriters. The Company’s producers have the authority to sell and bind insurance coverages in accordance with pre-established guidelines. Each producer’s underwriting results are monitored at least annually. On occasion, producers with historically poor loss ratios have had their authority to bind coverage removed or have been terminated. In 2003 and 2004, the Company terminated a number of producers that had historically produced unprofitable business.
Claims Management
     Claims on insurance policies are received directly from the insured or through the Company’s independent producers. Lebanon Mutual currently outsources a significant portion of its claims processing operation. Since August 2005, the Company has used FM Claims Management, Incorporated (“FM Claims”), an independent third-party administrator based in Pennsylvania, to manage all of its claims except for workers’ compensation, first party medical, and automobile physical damage claims, which are managed internally. FM Claims is responsible for reviewing and adjusting claims and has full responsibility for these claims, including obtaining necessary documentation, estimating the loss reserves, and settling the

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claims. Loss reserve estimates made by FM Claims are reviewed and approved by management of Lebanon Mutual. FM Claims has the authority to settle claims for $25,000 or less. Any settlement of a claim for an amount in excess of $25,000 requires the approval of Lebanon Mutual’s CEO or CFO. The engagement of FM Claims by Lebanon Mutual was in response to the Company’s identification of certain deficiencies in its internal claims management process.
Reasons for the Conversion
     As a small property and casualty insurer, Lebanon Mutual faces certain challenges associated with its size, including significant reliance on reinsurance, designing and implementing new products in a competitive market, attracting and retaining skilled employees, and building and maintaining a technology infrastructure to meet the needs of its producers. After reviewing several corporate strategic alternatives, including maintaining the status quo, the Company has concluded that the Conversion could help it meet the challenges that it faced as a small company. In addition, the Investment Agreement with Griffin MTS allows the Company to address its concern about the risks of absorbing significant transaction costs in the event of a failed Conversion and of attracting sufficient investor demand to ensure that the minimum number of shares is sold in the Conversion.
     Lebanon Mutual believes that completion of the Conversion will provide it with strategic flexibility. With increased capital, the Company will be better positioned to grow as an independent operation and achieve its operational goals. Furthermore, the Company’s improved financial condition and operating performance in recent years, along with the ability to provide premium growth to an acquisition partner in a market in which premium prices are declining, could be attractive to potential acquisition partners in the future. The Company believes this

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ability to continue as an independent operation or seek an affiliation if it is in the best interests of the organization, its shareholders, customers, and employees, is a desirable strategic position. Although the Company believes it will be a more attractive acquisition partner after the Conversion, it has not recently sought an acquisition partner, and has no immediate plans to seek an acquisition partner after completion of the Conversion.
     Operationally, Lebanon Mutual is primarily a commercial property and casualty insurer and expects to maintain its chief focus on commercial lines business after the Conversion. The Company will use the capital generated by the Conversion to strengthen this core competency. Specifically, the Company’s goals are to:
•	Increase commercial and casualty writings. The Company believes that the past actions that it has taken to increase its commercial and casualty premium volume will continue to increase the percentage of its direct written premiums from these products. Its “main street” business owner program that targets commercial coverages for main street businesses, such as businesses in the home, and complementary coverages such as commercial automobile insurance covering light to medium weight trucks and passenger-type vehicles used for commercial purposes is focused on furthering this goal. The Company intends to increase its volume of commercial and casualty business by expanding its commercial and casualty lines and marketing these lines to existing producers and developing relationships with new producers that are focused on commercial and casualty business.

•	Attract and retain high-quality insurance producers. The Company intends to implement this strategy through increased marketing activities in targeted growth markets to attract high quality producers. The Company believes the increased capital resulting from the Conversion may enable it to secure a higher rating eventually from A.M. Best and Company (“A.M. Best”), which should help it to attract producers. This increased marketing effort will require hiring additional marketing personnel.

•	Improve operating efficiency through continued investment in technology. The Company will continue to invest in technology, both to make its system more user-friendly for producers and to facilitate increases in premium volume. The Company is currently in the process of converting its information systems to a new system and anticipates that this project will be completed by July 1, 2008. The Company believes that this enhanced capacity will allow it to support expanded premium volume.

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•	Reduce reliance on reinsurance. The Company believes the increased capital from the Conversion will allow it to increase the maximum risk exposure it retains on individual policies, which will increase net premium volume.

•	Diversify business geographically. The Company intends to increase its business outside Pennsylvania by selectively expanding its producer relationships. The Company will focus particularly on the Mid-Atlantic region to explore opportunities for revenue growth. The Company expects to accomplish its geographic diversification through the expansion of its existing producer relationships and through selective strategic acquisitions.

•	Obtain greater flexibility through the holding company structure. The Company believes reorganizing Lebanon Mutual as a wholly-owned subsidiary of LMI Holdings will enhance and improve operational flexibility and will facilitate product expansion and possible acquisitions. This will result in diversification of risk and enable Lebanon Mutual to compete more effectively with other insurance companies.
     The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Company’s economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit III-1 displays the Company’s balance sheets as of the years ended December 31, 2006 and 2007. Exhibit III-2 presents the Company’s income statements for the years ended December 31, 2006 and 2007.

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Financial Condition
     Table 1 presents selected data concerning the Company’s financial position as of December 31, 2005 to 2007. Exhibit III-1 presents the Company’s balance sheets as of December 31, 2006 and 2007.
Table 1
Selected Financial Condition Data
As of December 31, 2005 to 2007
(Dollars in Thousands)

	December 31,
	2007	2006	2005
Balance Sheet Data
Total assets	$27,801	$30,088	$29,547
Total investments and cash	21,218	21,736	21,055
Unpaid losses and loss adjustment expenses	6,645	9,096	9,409
Unearned premiums	6,610	7,074	7,339
Total liabilities	14,727	17,684	18,186
Total equity	13,074	12,404	11,361
Total equity / assets	47.03%	41.23%	38.45%
Source: Lebanon Mutual, financial statements.
     The Company’s total assets declined by 7.6% from $30.1 million at December 31, 2006 to $27.8 million at December 31, 2006. The $2.3 million decrease in total assets primarily reflected a $1.9 million decline in reinsurance receivable and recoverable, which resulted from a decrease in reserves for unpaid losses and loss adjustment expenses. The contraction of the Company’s balance sheet is related to the reduction of premium volume in recent operating periods. The level of total investments and cash has remained relatively flat over recent years, and declined only slightly from $21.7 million at year-end 2006 to $21.2 million at year-end 2007. Total liabilities declined by $3.0 million to $14.7 million at year-end 2007 from $17.7

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million at year-end 2006, continuing a downward trend from the level of $18.2 million at year-end 2005. The decrease in total liabilities was caused principally by the decline in reserves for losses and loss adjustment expenses and the decline in unearned premiums. These decreases were due mainly to the decrease in direct premiums written.
     The Company’s portfolio of investment securities amounted to $21.0 million at December 31, 2007 and constituted 75.6% of total assets. The Company’s investment portfolio amounted to $20.7 million and $20.6 million, respectively, as of December 31, 2005 and 2006. Exhibit III-3 presents the Company’s investment portfolio as of December 31, 2006 to 2007. All of the Company’s investment securities are carried at fair value. The Company’s investment objectives are (i) accumulation and preservation of capital; (ii) optimization, within accepted risk levels, of after-tax returns; (iii) assuring proper levels of liquidity; (iv) providing for an acceptable and stable level of current income; (v) closely matching investment maturity with liabilities; and (vi) maintaining a quality portfolio that will help attain the highest possible rating from A.M. Best.
     Consistent with its investment policy, the Company’s investment portfolio primarily comprises fixed-income debt securities and convertible securities. The Company’s investment portfolio is professionally managed by an external firm, Asset Allocation & Management (“AAM”), which is a registered independent investment advisor that specializes in providing investment management services to the insurance industry. As of December 31, 2007, AAM managed approximately $16.2 billion of insurance company assets.
     As of year-end 2007, Lebanon Mutual’s investments consisted of $8.2 million of mortgage-backed and other asset-backed securities, $7.7 million of other types of fixed-income securities, $4.7 million of convertible securities, and $361,000 of equity securities. The average

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maturity of the Company’s debt security investments, excluding mortgage-backed securities that are subject to prepayment, was approximately 4.42 years as of December 31, 2007. The average duration of the mortgage-backed securities portfolio was 2.96 years as of December 31, 2007. Approximately 94.0% of the Company’s portfolio of debt and convertible securities as of December 31, 2007 was considered investment grade based on third-party ratings agencies.
     In accordance with insurance industry practice, Lebanon Mutual reinsures a portion of its loss exposure and pays to the reinsurers a portion of the premiums received on all policies reinsured. Insurance policies written by the Company are reinsured with other insurance companies principally to: (i) reduce net liability on individual risks; (ii) mitigate the effect of individual loss occurrences (including catastrophic losses); (iii) stabilize underwriting results; (iv) decrease leverage; and (v) increase underwriting capacity. Lebanon Mutual ceded to reinsurers $4.4 million and $4.0 million of written premiums for the years ended December 31, 2006 and 2007, respectively. The Company’s reinsurance arrangements are placed with non-affiliated reinsurers, and are generally renegotiated annually. Almost all of the Company’s reinsurance is provided by Munich Re America, which has an “A+” rating from A. M. Best. Each of Lebanon Mutual’s other reinsurance providers have a rating of “A” or better.
     Lebanon Mutual had no borrowed debt outstanding as of December 31, 2007. The Company maintains an unsecured line of credit agreement with a commercial bank in the amount of $300,000. The Company has rarely had to borrow from the line of credit in the past and does not expect any borrowings in the foreseeable future.
     The Company’s total equity, as measured under generally accepted accounting principles (“GAAP”), has increased in recent years as a result of profitable operating results. The Company’s total equity advanced from $11.3 million at year-end 2005 to $12.4 million at year-

FELDMAN FINANCIAL ADVISORS, INC.
end 2006, and increased further to $13.1 million at year-end 2007. Concurrently, the Company’s ratio of total equity to total assets improved from 38.45% at December 31, 2005 to 41.23% at December 31, 2006 and 47.03% at December 31, 2007. The combination of increased equity capital and decreased asset totals has contributed to the recent escalation of the Company’s equity to assets ratio.

FELDMAN FINANCIAL ADVISORS, INC.
Income and Expense Trends
     Table 2 displays Lebanon Mutual’s earnings results and selected operating ratios for 2005 to 2007. Exhibit III-2 displays the Company’s income statements for the 2006 and 2007. Lebanon Mutual’s operating results are influenced by factors affecting the property and casualty (“P&C”) insurance industry in general. The performance of the P&C insurance industry is subject to significant variations due to competition, weather, catastrophic events, regulation, general economic conditions, judicial trends, fluctuations in interest rates, and other factors.
     The Company’s premium growth and underwriting results are influenced by market conditions. Pricing in the P&C insurance industry historically has been cyclical. During a “soft” market cycle, price competition makes it difficult to attract and retain properly priced personal and commercial lines business. The insurance industry is currently experiencing a soft market during which price competition is more significant than during a “hard” market. Therefore, during a soft market cycle, insurers may be unable to increase premiums and generate a more acceptable profit margin. A hard market typically has a positive effect on premium growth.
For the Years Ended December 31, 2007 and 2006
     Lebanon Mutual had net income of $583,000 in 2007 as compared to $1.1 million for 2006, reflecting a decrease of $563,000 or 49.1%. Underwriting income from the Company’s commercial lines segment in 2007 decreased from the prior year by $578,000 to $364,000. The Company incurred an underwriting loss of $283,000 in its personal lines segment for 2007, which represented an increase of $336,000 from a loss of $619,000 in 2006. Total revenue declined to $10.6 million for 2007, which was $1.2 million or 10.1% less than $11.8 million in 2006, due to decreases in net premiums earned and net realized investment gains.

FELDMAN FINANCIAL ADVISORS, INC.
Table 2
Selected Operating Performance Data
For the Years Ended December 31, 2005 to 2007
(Dollars in Thousands)

	For the Years Ended
	December 31,
	2007	2006	2005
Income Statement Data
Direct premiums written	$13,642	$14,583	$14,822
Net premiums written	9,618	10,163	10,688

Net premiums earned	$9,883	$10,451	$10,485
Net investment income	581	673	707
Net realized investment gains	55	610	(170)
Other revenue	92	66	73

Total revenue	10,611	11,800	11,095

Losses and loss adjustment expenses	5,777	6,030	5,518
Salaries and benefits	1,248	1,220	1,321
Commissions	1,601	1,740	1,822
Other operating expenses	1,176	1,137	1,051

Total losses and expenses	9,802	10,127	9,712

Income before income taxes	810	1,673	1,383
Income tax expense	227	527	424

Net income	$583	$1,146	$959

Operating Ratios
Loss ratio (1)	58.45%	57.70%	52.63%
Expense ratio (2)	40.73%	39.20%	40.00%
Combined ratio (3)	99.18%	96.90%	92.63%

(1)	Losses and loss adjustment expenses divided by net premiums earned.

(2)	Underwriting expenses divided by net premiums earned.

(3)	Sum of the loss ratio and the expense ratio.
Source: Lebanon Mutual, financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
     Table 3 provides additional operating performance segment data for the Company’s commercial lines and personal lines for the years ended December 31, 2006 and 2007.
Table 3
Segment Operating Performance Data
For the Years Ended December 31, 2006 to 2007 (Dollars in Thousands)

	For the Year Ended
	December 31, 2007
	Comm’l	Personal	Comm’l	Personal
	Lines	Lines	Lines	Lines
	Segment	Segment	(Pct. of	(Pct. of	Total
	($000s)	($000s)	Total)	Total)	($000s)

Direct premiums written	$9,772	$3,870	71.63	28.37	$13,642

Net premiums earned	$6,722	$3,162	68.01	31.99	$9,883

Losses and loss adj. expenses	3,632	2,145	62.86	37.14	5,777
Other underwriting expenses	2,726	1,299	67.72	32.28	4,025

Total losses and expenses	6,358	3,445	64.86	35.14	9,802

Underwriting income (loss)	$364	$(283)	N.A.	N.A.	$82

	For the Year Ended
	December 31, 2006
	Comm’l	Personal	Comm’l	Personal
	Lines	Lines	Lines	Lines
	Segment	Segment	(Pct. of	(Pct. of	Total
	($000s)	($000s)	Total)	Total)	($000s)

Direct premiums written	$10,314	$4,269	70.73	29.27	$14,583

Net premiums earned	$6,876	$3,575	65.80	34.20	$10,451

Losses and loss adj. expenses	3,180	2,850	52.74	47.26	6,030
Other underwriting expenses	2,754	1,344	67.21	32.79	4,098

Total losses and expenses	5,934	4,194	58.59	41.41	10,127

Underwriting income (loss)	$942	$(619)	N.A.	N.A.	$323

Source: Lebanon Mutual, financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
     Table 4 presents additional premium data for the Company’s personal lines segment for the years ended December 31, 2005 to 2007.
Table 4
Commercial Lines Segment Premium Data
For the Years Ended December 31, 2005 to 2007
(Dollars in Thousands)

	For the Years Ended
	December 31,
	2007	2006	2005
Direct Premiums Written:
Commercial multi-peril	$5,425	$5,815	$5,598
Workers’ compensation	1,987	1,789	1,598
Commercial automobile	1,374	1,627	1,731
Other liability	521	732	800
Fire, allied, inland marine	229	269	278
Other	237	82	12

Total	$9,772	$10,314	$10,018

Net Premiums Earned:
Commercial multi-peril	$4,137	$4,166	$3,817
Workers’ compensation	1,054	933	862
Commercial automobile	1,015	1,160	1,264
Other liability	251	383	366
Fire, allied, inland marine	190	224	237
Other	74	11	9

Total	$6,722	$6,876	$6,555

	(% of Total Commercial Lines Premiums)
Direct Premiums Written:
Commercial multi-peril	55.51	56.38	55.88
Workers’ compensation	20.33	17.34	15.95
Commercial automobile	14.06	15.78	17.28
Other liability	5.33	7.10	7.99
Fire, allied, inland marine	2.34	2.61	2.78
Other	2.42	0.80	0.12

Total	100.00	100.00	100.00

Net Premiums Earned:
Commercial multi-peril	61.55	60.58	58.23
Workers’ compensation	15.68	13.57	13.15
Commercial automobile	15.10	16.87	19.29
Other liability	3.73	5.57	5.59
Fire, allied, inland marine	2.83	3.25	3.61
Other	1.10	0.16	0.14

Total	100.00	100.00	100.00

Source: Lebanon Mutual, internal financial data.

FELDMAN FINANCIAL ADVISORS, INC.
     Table 5 presents additional premium data for the Company’s personal lines segment for the years ended December 31, 2005 to 2007.
Table 5
Personal Lines Segment Premium Data
For the Years Ended December 31, 2005 to 2007
(Dollars in Thousands)

	For the Years Ended
	December 31,
	2007	2006	2005
Direct Premiums Written:
Homeowners	$3,540	$3,850	$4,289
Fire, allied, inland marine	212	236	245
Personal automobile	104	165	267
Other liability	14	18	4

Total	$3,870	$4,269	$4,804

Net Premiums Earned:
Homeowners	$2,897	$3,235	$3,514
Fire, allied, inland marine	179	203	225
Personal automobile	81	128	190
Other liability	5	9	2

Total	$3,162	$3,574	$3,931

	(% of Total Personal Lines Premiums)
Direct Premiums Written:
Homeowners	91.47	90.19	89.27
Fire, allied, inland marine	5.48	5.53	5.09
Personal automobile	2.70	3.86	5.56
Other liability	0.36	0.42	0.08

Total	100.00	100.00	100.00

Net Premiums Earned:
Homeowners	91.62	90.50	89.39
Fire, allied, inland marine	5.66	5.69	5.73
Personal automobile	2.57	3.58	4.83
Other liability	0.14	0.24	0.05

Total	100.00	100.00	100.00

Source: Lebanon Mutual, internal financial data.

FELDMAN FINANCIAL ADVISORS, INC.
     Due to continuing soft market conditions, direct commercial multi-peril premiums written (the largest component of the Company’s commercial lines segment) decreased by 6.7% to $5.4 million in 2007, compared to $5.8 million in 2006, and commercial multi-peril net premiums earned decreased by 0.7% to $4.1 million in 2007, compared to $4.2 million in 2006. For the same periods, direct premiums written for homeowners insurance (the largest component of the Company’s personal lines segment) decreased 8.0% to $3.5 million in 2007 compared to $3.8 million in 2006 while homeowners premiums earned decreased 10.4% to $2.9 million in 2007 from $3.2 million in 2006. The decline in homeowners insurance premiums written reflects the Company’s strategy of focusing on commercial lines and decreasing its personal lines exposure.
     Net investment income decreased $93,000 or 13.7% to $581,000 in 2007 as compared to 2006 due to declining interest rates and a decrease in the amount of average invested assets. Net realized investment gains decreased by approximately $555,000 in 2007 to a gain of $55,000 compared to a gain of $610,000 for 2006. This decrease in net realized gains was attributable to the change in value of the convertible securities in the Company’s investment portfolio, which resulted in a decrease in net realized investment gains of $627,000.
     A key measurement of the profitability of any insurance company for any period is its combined ratio, which is equal to the sum of its loss ratio and its expense ratio. However, investment income, federal income taxes and other non-underwriting income or expense are not reflected in the combined ratio. The profitability of property and casualty insurance companies depends on income from underwriting, investment, and service operations. Underwriting results are considered profitable when the combined ratio is under 100% and unprofitable when the combined ratio is over 100%.

FELDMAN FINANCIAL ADVISORS, INC.
     As shown in Table 2, the Company’s overall combined ratio has risen over the past two years from 92.63% in 2005 to 96.90%, 2006 and 99.18% in 2007. The increase in the Company’s combined ratio is attributable to the higher loss ratio, which primarily reflects the lack of growth in top-line direct premiums written. Reflecting the trend of steadily higher combined ratios, the Company’s underwriting income decreased from $773,000 in 2005 to $323,000 in 2006 and $82,000 in 2007. Over the past three years, the Company’s commercial lines segment has exhibited underwriting gains, whereas the personal lines segment has experienced underwriting losses. The Company’s expense ratio has remained relatively stable over the past three years, changing slightly from 40.0% in 2005 to 39.2% in 2006 and 40.7% in 2007. Expenses (excluding losses and loss adjustment expenses) decreased by $72,000 or 1.8% $4.0 million in 2007. This decrease was largely attributable to a decrease in commissions paid resulting from the decline in direct premiums written.
For the Years Ended December 31, 2006 and 2005
     Lebanon Mutual had net income of $1.1 million in 2006 as compared to $959,000 for 2005. The 19.5% increase in earnings was largely attributable to a $780,000 increase in net realized investment gains (due mainly to reduced writedowns of certain impaired investment securities), which was partially offset by a $512,000 increase in losses and loss adjustment expenses. Direct premiums written fell by 1.6% from $14.8 million in 2005 to $14.6 million in 2006, and net premiums earned was virtually unchanged at $10.5 million. The slight decrease in direct premiums written was attributable to increased pricing competition. Also, homeowners direct premiums written decreased by $439,000 as the Company began to review the credit scores of customers applying for homeowners insurance coverage, which contributed to rate increases.

FELDMAN FINANCIAL ADVISORS, INC.
     Table 6 presents selected operating ratios for the Company’s commercial lines segments for the years ended December 31, 2005 to 2007.
Table 6
Commercial Lines Segment Operating Ratios
For the Years Ended December 31, 2005 to 2007

	For the Years Ended
	December 31,
	2007	2006	2005

Loss Ratios:
Commercial multi-peril	53.78%	45.84%	36.85%
Workers’ compensation	60.35	12.06	34.28
Commercial automobile	44.08	53.04	46.64
Other liability	5.30	103.76	55.75
Fire, allied, inland marine	55.32	38.25	6.20
Other	1.88	—	—

Total	54.02	45.66	38.30

Expense Ratios:
Commercial multi-peril	45.18	45.36	47.33
Workers’ compensation	29.57	26.86	28.43
Commercial automobile	34.67	33.36	32.80
Other liability	32.10	30.37	38.77
Fire, allied, inland marine	45.47	42.88	41.60
Other	35.29	131.41	31.72

Total	40.56	40.05	41.34

Combined Ratios:
Commercial multi-peril	98.96	91.20	84.18
Workers’ compensation	95.92	38.92	62.71
Commercial automobile	78.75	86.40	79.44
Other liability	37.40	134.13	94.52
Fire, allied, inland marine	100.79	81.13	47.80
Other	37.17	131.41	31.72

Total	94.50	85.71	79.64
Source: Lebanon Mutual, internal financial data

FELDMAN FINANCIAL ADVISORS, INC.
     Table 7 presents selected operating ratios for the Company’s personal lines segments for the years ended December 31, 2005 to 2007.
Table 7
Personal Lines Segment Operating Ratios
For the Years Ended December 31, 2005 to 2007

	For the Years Ended
	December 31,
	2007	2006	2005

Loss Ratios:
Homeowners	70.01%	72.81%	73.41%
Fire, allied, inland marine	50.74	49.74	52.14
Personal auto	32.45	307.82	163.78
Other liability	—	—	—

Total	67.85	79.73	76.52

Expense Ratios:
Homeowners	41.19	37.87	38.28
Fire, allied, inland marine	46.87	42.49	41.32
Personal auto	25.27	23.26	24.09
Other liability	32.11	30.38	38.74

Total	41.09	37.60	37.77

Combined Ratios:
Homeowners	111.20	110.68	111.69
Fire, allied, inland marine	97.61	93.23	93.46
Personal auto	57.72	331.08	187.87
Other liability	32.11	30.38	38.74

Total	108.94	117.33	114.29
Source: Lebanon Mutual, internal financial data.

FELDMAN FINANCIAL ADVISORS, INC.
II. INDUSTRY FUNDAMENTALS
Financial Strength Ratings by A.M. Best
     A.M. Best is a widely recognized rating agency dedicated to the insurance industry. A.M. Best provides ratings (“Best’s Ratings”) that indicate the financial strength of insurance companies. The objective of A.M. Best’s rating system is to provide an independent opinion of an insurer’s financial strength and its ability to meet ongoing obligations to policyholders. The assigned rating is derived from an in-depth evaluation and analysis of a company’s balance sheet strength, operating performance, and business profile. The Best’s Ratings scale is comprised of 15 individual ratings grouped into 9 categories (excluding suspended ratings).
     A.M. Best currently assigns a Best’s Rating of B++ (Good) to Lebanon Mutual, effective May 3, 2007. This rating is the fifth highest of 15 ratings and the category of “Good” represents the third highest of nine categories. Insurance companies rated “B++” are considered by A.M. Best to have “a good ability to meet their ongoing obligations to policyholders.” The Company was also assigned a B++ rating in reports as of June 6, 2006 and May 16, 2005.
     In its most recent ratings report on Lebanon Mutual, A.M. Best indicated that the Company had favorable capitalization, consistent investment income, and broad product offerings. A.M. Best cited the Company’s strict investment philosophy, sound balance sheet liquidity, and local market knowledge. The report indicated that these positive rating factors were partially offset by the Company’s unfavorable underwriting profitability, geographic concentration, and high expense ratio. The Company’s Best’s Rating may be an important factor affecting its ability to attract new business from customers and producers.

FELDMAN FINANCIAL ADVISORS, INC.
Industry Performance and Investment Outlook
     The property and casualty segment of the insurance industry provides protection from risk into two basic areas. In general, property insurance protects an insured against financial loss arising out of loss of property or its use caused by an insured peril. Casualty insurance protects the insured against financial loss arising out of the insured’s obligation to others for loss or damage to persons, including, with respect to workers’ compensation insurance, persons who are employees, or property. There are approximately 3,000 companies providing property and casualty insurance coverage in the United States. About 100 of these companies provide the majority of the property and casualty coverage.
     Historically, the financial performance of the P&C insurance industry has tended to fluctuate in cyclical periods of aggressive price competition and excess underwriting capacity (known as a soft market), followed often by periods of high premium rates and shortages of underwriting capacity (or a hard market). Although an individual insurance company’s financial performance is dependent on its own specific business characteristics, the profitability of most property and casualty insurance companies tends to follow this cyclical market pattern. During soft market conditions, premium rates are stable or falling and insurance coverage is readily available. During periods of hard market conditions, coverage may be more difficult to find and insurers increase premiums or exit unprofitable areas of business.
     Property and casualty companies generally experienced persistent soft market conditions through 2007 and into 2008. Margin compression and continued pricing erosion will place increasing pressure on the insurance industry to achieve top-line premium growth objectives during the current year. Industry operating results were favorable in 2007, reflecting the trends

FELDMAN FINANCIAL ADVISORS, INC.
of soft yet stabilizing premium growth and improved underwriting margins due to improved claim trends and lower catastrophe-related losses. Forecasts of an intense hurricane season in 2007 failed to materialize. However, the property and casualty industry’s success continues to foster greater competition and pricing pressure.
     According to the Insurance Services Office (“ISO”), the U.S. property and casualty insurance industry reported record net income of $63.7 billion in 2006, representing a 44.3% increase from $44.2 billion in 2005. The property and casualty industry’s GAAP return on average equity increased to 12.2% in 2006 from 9.6% in 2005. The industry’s statutory combined ratio improved to 92.4% in 2006 from 100.9% in 2005.
     The U.S. property and casualty insurance industry’s earnings slipped 2.8% to $61.9 billion in 2007. Driving the erosion in net income and overall profitability was the increase in the combined ratio to 95.6% in 2007. Despite the deterioration in underwriting results, the 95.6% combined ratio for 2007 was the second best for any year since 1959, when ISO’s annual records commenced. Reflecting escalating competition in insurance markets, net written premiums dropped to $440.8 billion in 2007 from $443.5 billion in 2006, with written premium growth falling to negative 0.6% in 2007 from positive 4.2% in 2006. Continued declines in commercial lines premium rates have slowed top-line premium growth. Key factors contributing to the solid profitability in 2007 included below historical average catastrophe-related losses, favorable loss reserve development, and growth in investment income.
     Underwriting results and profitability in 2008 are expected to decline from the solid levels of 2006 and 2007 as pricing and underwriting conditions continue to deteriorate. The industry’s statutory combined ratio of 95.6% for 2007 marked the industry’s third combined ratio under 100% in the past four years, and first consecutive year-to-year trend below 100% in

FELDMAN FINANCIAL ADVISORS, INC.
30 years. It will be difficult to sustain this trend through 2008 and underwriting profits are anticipated to decline from 2006 and 2007 levels. Most industry observers expect the P&C segment’s profitability to be above-average in comparison to historical performance, but the outlook for premium growth remains completely flat to slightly negative.
     With margin compression accelerating in 2008 and lower yields in the current investment environment, P&C casualty insurers will be challenged to seek alternative growth strategies. Strong balance sheets that have been fortified by increased capital will enable companies to deploy excess capital through share buybacks, boosting dividends, entrance into new or expanding markets, or accelerated merger and acquisition activity. In addition, companies will be challenged to generate earnings growth through operating efficiency, broader employment of outsourcing, and more sophisticated distribution channels. Furthermore, it will be incumbent that P&C insurers maintain underwriting discipline in the face of deteriorating pricing conditions.
     The current fundamental outlook held by Standard & Poor’s (“S&P”) for the property and casualty insurance industry is neutral, reflecting its belief that premium rates will remain competitive amid an excess supply of underwriting capacity. S&P’s outlook is tempered by the uncertainty surrounding the impact of difficulties in the credit markets. S&P estimates that net written premiums will be flat to up less than 2% in 2008 as compared to 2007. In addition, total revenue growth in 2008 will not likely benefit from net investment income growth given the turmoil in the fixed-income markets. S&P believes that the conditions of excess capital, competition, and limited prospects for organic growth set the stage for merger and acquisition activity. In the absence of consolidation activity, insurers are refining their business models to

FELDMAN FINANCIAL ADVISORS, INC.
remain competitive by selling off non-strategic assets, downsizing, or exiting certain business lines.
     Fitch, Inc. (“Fitch) currently maintains a stable rating outlook for the property and casualty insurance industry. Fitch notes that although the P&C market is entering a less favorable point in the cycle, a shift to a negative outlook in the near term is also unlikely. Fitch believes that the industry’s current balance sheet and capital position provide a sufficient cushion for the market to sustain a “normal” cyclical downturn. Fitch reports that the market softening accelerated in the third quarter of 2007, which was the single largest in a string of 14 consecutive quarterly declines of commercial market rates. However, commercial lines segment profitability is expected to outperform personal lines segment results in the near term. While personal lines downturns are historically less volatile than commercial lines, Fitch indicates that the personal lines sector’s profitability is currently strained by increased competition, a softening rate environment, increased expenditures to attract and retain business, and rising commission rates.
     Compared to other sectors of the financial services market currently suffering from concerns about subprime mortgage exposure and its lingering effects, the P&C insurance sector is viewed by many investment analysts as offering a more attractive risk-reward tradeoff. In general, the P&C insurance sector has limited or low exposure to the subprime mortgage crisis, consumer credit woes, capital markets turmoil, and housing market crunch — all of which are overhanging the market for financial-related stocks.
     The P&C insurance sector is presently considered to be well-positioned against a sustained downturn in the United States economy, although the challenges discussed earlier could likely erode underwriting performance and profitability in the near term. Excess capital in the industry is expected to drive returns on equity downward and earnings per share growth will

FELDMAN FINANCIAL ADVISORS, INC.
be restrained by the soft market pricing conditions. Therefore, dividend payments and share repurchase activity, along with increases in stated book value per share, will take on more importance in supporting stock price levels of P&C insurance companies.

FELDMAN FINANCIAL ADVISORS, INC.
III. COMPARISONS WITH PUBLICLY TRADED COMPANIES
General Overview
     The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated pro forma market value of Lebanon Mutual because: (i) reliable market and financial data are readily available for comparable institutions, and (ii) the comparative market method has been widely accepted as a valuation approach by the applicable regulatory authorities. The generally employed valuation method in initial public offerings (“IPOs”), where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in an insurance company stock conversion.
     The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions that, due to certain factors such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a mutual-to-stock conversion offering. In Chapter III, our valuation analysis focuses on the selection and comparison of the Company with a comparable group of publicly traded insurance companies (the “Comparative Group”). Chapter IV will detail any additional discounts or premiums that we believe are appropriate to the Company’s pro forma market value.

FELDMAN FINANCIAL ADVISORS, INC.
Selection Criteria
     Selected market price and financial performance data for insurance companies listed on the New York and American Stock Exchanges or traded on the NASDAQ Stock Market are shown in Exhibit IV as compiled from data obtained from SNL Financial LC (“SNL Financial”), a leading provider of financial and market data focused on financial services industries. The overall insurance industry is differentiated by SNL Financial into six market segments: (i) life and health, (ii) managed care, (iii) mortgage and financial guaranty, (iv) multiline, (v) property and casualty, and (vi) title. For purposes of this selection screening, we focused exclusively on publicly traded insurance companies in the property and casualty segment (“Public P&C Insurance Group”). Several criteria, discussed below, were used to select the individual members of the Comparative Group from the overall universe of publicly traded insurance companies.
•	Operating characteristics — A company’s operating characteristics are the most important factors because they affect investors’ expected rates of return on a company’s stock under various business and economic scenarios, and they influence the market’s general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, capitalization, growth, risk exposure, liquidity, and other factors such as lines of business and management strategies.

•	Degree of marketability and liquidity — Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market or price quotations. We eliminated from the selection process companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions.

FELDMAN FINANCIAL ADVISORS, INC.
     In determining the Comparative Group composition, we focused primarily on Lebanon Mutual’s size, profitability level, and market segment. Attempting to concentrate on the Company’s financial performance characteristics and enlarge the Comparative Group to obtain a meaningful statistical cluster of companies, we broadened the size criterion progressively to encompass a statistically significant number of companies. In addition, due to the ongoing consolidation activity within the insurance industry, we sought to include a sufficient number of companies in the event that one or several members are subsequently subject to acquisition as we update this Appraisal prior to completion of the Company’s Conversion. Lebanon Mutual’s total assets and total equity capital are exceeded by all companies in the Public P&C Insurance Group. However the Company’s ratio of total equity to total assets would have ranked among the 92nd percentile in the overall Public P&C Insurance Group. We applied the following selection criteria and focused principally on companies included in the lower quartile based on asset size and market capitalization metrics:
•	Publicly traded — stock-form insurance company whose shares are traded on New York Stock Exchange, American Stock Exchange, or NASDAQ Stock Market.

•	Market segment — insurance companies whose primary market segment is listed as property and casualty by SNL Financial.

•	Current financial data — publicly reported financial data for the last twelve months (“LTM”) ended December 31, 2007.

•	Asset size — total assets less than $1 billion.

•	Revenue base — total revenue less than $500 million for the recent LTM period.

•	Profitability — return on average assets (“ROA”) greater than 1.00%.

•	Market value — aggregate market value of common stock less than $500 million.

FELDMAN FINANCIAL ADVISORS, INC.
•	Geographic location — companies operating in Pennsylvania and the Mid-Atlantic region were accorded additional consideration, but geography not considered a primary emphasis.

FELDMAN FINANCIAL ADVISORS, INC.
     As a result of applying the above criteria, the screening process produced a reliable representation of publicly traded insurance companies for valuation purposes. Sixteen companies met all of the criteria outlined on the previous page. Two of these companies (American Safety Insurance Holdings, Ltd. and CastlePoint Holdings Ltd.) were excluded from the Comparative Group due to their concentrated business activity in specialized products and coverages in the excess and surplus lines, alternative risk transfer, or assumed reinsurance markets. In addition, each of these companies had asset sizes in excess of $900 million and approaching the maximum size criterion of $1 billion.
     A general operating summary of the 14 companies selected for the Comparative Group is presented in Table 8. In focusing on smaller publicly traded companies, the Comparative Group includes a total of six companies with total assets less than $500 million and three below $250 million (21st Century Holding Company, National Security Group, Inc., and Unico American Corporation). In addition, two of the insurance companies (Donegal Group, Inc. and Eastern Insurance Holdings, Inc.) are headquartered in Pennsylvania, while another (Mercer Insurance Group, Inc.) is based in New Jersey with an insurance subsidiary domiciled and generating a significant portion of its business in Pennsylvania. Several of the Comparative Group companies completed an initial public offering within the past several years. While no single company constitutes a perfect comparable and differences inevitably exist between the Company and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of financial comparison for valuation purposes. Summary operating profiles of the publicly traded insurance companies selected for the Comparative Group are presented in the next section beginning on pages 39 to 49.

FELDMAN FINANCIAL ADVISORS, INC.
Table 8
General Operating Summary of the Comparative Group
As of December 31, 2007

							Total
					Total	Total	Equity/
				IPO	Assets	Equity	Assets
	State	Ticker	Exchange	Date	($Mil.)	($Mil.)	(%)

Lebanon Mutual Insurance Company	PA	NA	NA	NA	27.8	13.1	47.03

Comaprative Group Mean	—	NA	NA	NA	556.7	189.5	34.28
Comparative Group Median	—	NA	NA	NA	576.4	178.5	33.39

Comparative Group
21st Century Holding Company	FL	TCHC	NASDAQ	11/05/98	219.4	81.3	37.04
Baldwin & Lyons, Inc.	IN	BWINB	NASDAQ	NA	842.8	380.7	45.17
CRM Holdings, Ltd.	—	CRMH	NASDAQ	12/20/05	379.4	107.5	28.34
Darwin Professional Underwriters	CT	DR	NYSE	05/18/06	827.1	254.2	30.73
Donegal Group, Inc.	PA	DGICA	NASDAQ	NA	834.1	352.7	42.28
Eastern Insurance Holdings, Inc.	PA	EIHI	NASDAQ	06/19/06	385.5	177.8	46.13
First Mercury Financial Corp.	MI	FMR	NYSE	10/17/06	747.3	229.4	30.70
Hallmark Financial Services, Inc.	TX	HALL	NASDAQ	NA	606.3	179.2	29.55
Mercer Insurance Group, Inc.	NJ	MIGP	NASDAQ	12/15/03	546.4	133.4	24.41
National Interstate Corporation	OH	NATL	NASDAQ	01/27/05	898.6	212.8	23.68
National Security Group, Inc.	AL	NSEC	NASDAQ	NA	135.6	48.4	35.73
SeaBright Insurance Holdings	WA	SEAB	NASDAQ	01/20/05	755.6	294.3	38.95
Specialty Underwriters’ Alliance	IL	SUAI	NASDAQ	11/17/04	422.5	131.1	31.04
Unico American Corporation	CA	UNAM	NASDAQ	NA	193.4	69.9	36.13
Source: Lebanon Mutual, financial data; SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Summary Profiles of the Comparative Group Companies
21st Century Holding Company (NASDAQ: TCHC) — Lauderdale Lake, Florida
     21st Century Holding Company (“21st Century”) is an insurance holding company, which, through its wholly owned, subsidiaries, Federated National Insurance Company (“Federated National”) and American Vehicle Insurance Company (“American Vehicle”), and its contractual relationships with its independent agents and general agents, controls substantially all aspects of the insurance underwriting, distribution, and claims process. Federated National underwrites homeowners’ property and casualty insurance and personal automobile insurance in Florida. American Vehicle underwrites personal automobile insurance and commercial general liability coverage in Florida. In addition, American Vehicle is authorized to underwrite commercial general liability insurance in Georgia, Kentucky, South Carolina, Virginia, Missouri, and Arkansas as a surplus lines carrier and in Texas, Louisiana, and Alabama as an admitted carrier.
     21st Century underwrites homeowners’ insurance principally in South and Central Florida. 21st Century underwrites homeowners’ insurance for mobile homes, principally in Central and Northern Florida, where it believes that the risk of catastrophe loss from hurricanes in a typical year is less than in other areas of the state. During 2007, 21st Century reported that 74.5%, 24.1%, and 1.40% of the premiums underwritten were for homeowners’ property and casualty insurance, commercial general liability insurance, and personal automobile insurance, respectively. 21st Century internally processes claims made by its own and third-party insureds through its wholly owned claims adjusting company, Superior Adjusting, Inc. 21st Century also offers premium financing to its own and third-party insureds through its owned subsidiary, Federated Premium Finance, Inc. As of December 31, 2007, 21st Century had total assets of $219.4 million, total policy reserves of $118.8 million, total equity of $81.3 million, LTM total policy revenue of $99.2 million, and LTM net income of $21.3 million.
Baldwin & Lyons, Inc. (NASDAQ: BWINB) — Indianapolis, Indiana
     Through its divisions and subsidiaries, Baldwin & Lyons, Inc. (“B&L”) specializes in marketing and underwriting property and casualty insurance. B&L’s principal subsidiaries are Protective Insurance Company (“Protective”) and Sagamore Insurance Company (“Sagamore”). B&L’s subsidiaries primarily serve various markets, including fleet trucking insurance and private passenger automobile insurance. Protective provides coverage for larger companies in the motor carrier industry that retain substantial amounts of self-insurance, independent contractors utilized by large trucking companies, and medium-sized trucking companies on a first dollar or small deductible basis. Large fleet trucking products are marketed exclusively by the B&L agency organization directly to trucking clients although broker or agent intermediaries are used on a limited basis for certain smaller accounts. The principal types of insurance marketed by Protective are: casualty insurance including motor vehicle liability, physical damage and other liability insurance; workers’ compensation insurance; specialized accident insurance for independent contractors; and fidelity and surety bonds.

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     Sagamore markets nonstandard private passenger automobile liability and physical damage coverages to individuals through a network of independent agents in 30 states. Sagamore also provides commercial automobile liability, physical damage, and cargo insurance to truck owner-operators with six or fewer power units. These products are marketed through independent agents in 31 states. The capital structure of B&L includes Class A and Class B common stock. The Class A and Class B common shares have identical rights and privileges except that Class B shares have no voting rights. As of December 31, 2007, B&L had total assets of $842.8 million, total policy reserves of $401.3 million, total equity of $380.7 million, LTM total policy revenue of $179.1 million, and LTM net income of $55.1 million.
CRM Holdings, Ltd. (NASDAQ: CRMH) — Hamilton, Bermuda
     CRM Holdings, Ltd. (“CRM”) is a holding company formed in September 2005 under the laws of Bermuda. CRM provides primary workers’ compensation insurance products through Majestic Insurance Company (“Majestic”), which was incorporated in California in 1980. CRM provides reinsurance products through Twin Bridges Ltd. (“Twin Bridges”), which was formed as an exempted insurance company under the laws of Bermuda in 2003. CRM provides fee-based management services through its Compensation Risk Managers group of affiliated companies, which began operations in New York in 1999 and expanded to California in 2003. CRM’s main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. CRM provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. CRM reinsures some of the primary business it underwrites and provide excess workers’ compensation coverage for self-insured organizations. CRM completed an initial public offering in December 2005 and raised net offering proceeds of $68.7 million to support the growth of its reinsurance business, repay outstanding debt under a credit facility, and for general working capital.
     Majestic offers primary workers’ compensation insurance through independent insurance brokers and agents to various size businesses and excess and frequency coverage policies to self-insured entities. CRM acquired Majestic in November 2006. Majestic seeks to underwrite better than average risks in a diversity of classifications that have been in business no less than three years. Majestic focuses on contractors, transportation, healthcare, wholesale and retail, auto dealers, manufacturing, hospitality, physicians and dentists, colleges and universities, banks and other classes on a case by case basis. Twin Bridges was established in 2003 to underwrite reinsurance on a portion of the excess and frequency workers’ compensation coverage purchased by the self-insured groups managed by CRM. As of December 31, 2007, CRM had total assets of $379.4 million, total policy reserves of $197.7 million, total equity of $107.5 million, LTM total policy revenue of $116.8 million, and LTM net income of $20.1 million.

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Darwin Professional Underwriters, Inc. (NYSE: DR) — Farmington, Connecticut
     Darwin Professional Underwriters, Inc. (“Darwin”) Darwin is a holding company, the subsidiaries of which are engaged in insurance underwriting and distribution across a spectrum of the commercial property-casualty insurance market within four major lines of business. The bulk of Darwin’s business is the underwriting and administration of liability insurance policies within one of three broad professional liability lines: directors and officers liability (“D&O”); errors and omissions liability (“E&O”); and medical malpractice liability. Additionally, Darwin introduced a program of general liability business during 2007. Darwin was founded in 2003 by Alleghany Corporation (a large, publicly traded New York-based insurance company) and a group of experienced insurance executives. Darwin completed an initial public offering of its common stock in May 2006 and used all of the proceeds to reduce Alleghany Corporation’s equity interests in Darwin by redeeming Darwin preferred stock held by Alleghany Corporation.. Alleghany Corporation continues to own approximately 55% of the total outstanding shares of common stock of Darwin.
     Darwin’s primary business units include Darwin National Assurance Company (“DNA”), an admitted carrier licensed or authorized to write business in 49 states and the District of Columbia, and Darwin Select Insurance Company, a surplus lines carrier licensed on an admitted basis to write business in its state of domicile and authorized to write business on a surplus lines basis in 47 additional states. Darwin attempts to focus on small business accounts, specialized product offerings, and selective distribution. Darwin distributes its products through a select group of approximately 180 distribution partners, including brokers, agents, and program administrators. These distribution partners produce business through traditional channels as well as through Darwin’s proprietary web-based underwriting system. For the year ended December 31, 2007, nearly half of Darwin’s gross premium written was distributed among California, Pennsylvania, Texas, New York, Florida, and Illinois. As of December 31, 2007, Darwin had total assets of $827.1 million, total policy reserves of $529.0 million, total equity of $254.2 million, LTM total policy revenue of $180.9 million, and LTM net income of $32.2 million.
Donegal Group, Inc. (NASDAQ: DGICA) — Marietta, Pennsylvania
     Donegal Group, Inc. (“Donegal”) is a property and casualty insurance holding company whose five insurance subsidiaries offer personal and commercial lines of insurance to small businesses and individuals in 18 Mid-Atlantic, Midwestern and Southeastern states. Donegal’s insurance subsidiaries derive a substantial portion of their insurance business from smaller to mid-sized regional communities. Donegal believes this strategic focus provides its insurance subsidiaries with competitive advantages in terms of local market knowledge, marketing, underwriting, claims servicing, and policyholder service. At the same time, Donegal believe its insurance subsidiaries have cost advantages over many regional insurers because of the centralized accounting, administrative, investment, and other services available to its insurance subsidiaries where economies of scale can make a significant difference. Donegal’s growth strategy has included the acquisition of other insurance companies through purchases of stock companies and two-step acquisitions (involving surplus note investment and demutualization) of mutual companies.

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     The products of Donegal’s insurance subsidiaries are marketed primarily in the Mid-Atlantic, Midwest and Southeast regions through approximately 2,000 independent insurance agencies. At December 31, 2007, Donegal was actively writing business in 18 states (Alabama, Delaware, Georgia, Iowa, Louisiana, Maryland, Nebraska, New Hampshire, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Tennessee, Virginia and West Virginia). The personal lines written by Donegal’s insurance subsidiaries consist primarily of homeowners and private passenger insurance. The commercial lines written by Donegal’s insurance subsidiaries consist primarily of commercial automobile, commercial multi-peril, and workers’ compensation insurance. Approximately 46.2% of direct premiums written by Donegal’s insurance subsidiaries in 2007 was generated in Pennsylvania. Donegal was formed in 1986 as a downstream holding company by Donegal Mutual Insurance Company, which currently holds approximately 65.4% of the aggregate voting power of both classes of Donegal’s common stock. As of December 31, 2007, Donegal had total assets of $834.1 million, total policy reserves of $429.9 million, total equity of $352.7 million, LTM total policy revenue of $310.1 million, and LTM net income of $38.3 million.
Eastern Insurance Holdings, Inc. (NASAQ: EIHI) — Lancaster, Pennsylvania
     Eastern Insurance Holdings, Inc. (“Eastern”) is an insurance holding company offering workers’ compensation and group benefits insurance and reinsurance products through its primary business units, Eastern Alliance Insurance Company (“Eastern Alliance”), Allied Eastern Indemnity Company (“Allied Eastern”), Eastern Advantage Assurance Company (“Eastern Advantage”), and Eastern Life and Health Insurance Company (“ELH”). Eastern Alliance, Allied Eastern, and Eastern Advantage are property and casualty insurance companies domiciled in Pennsylvania and do business as Eastern Alliance Insurance Group (“EAIG”). ELH is a life and accident and health insurance company domiciled in Pennsylvania. Eastern offers traditional workers’ compensation insurance coverage to employers, generally with 300 employees or less, primarily in Pennsylvania, Maryland, and Delaware. Eastern’s workers’ compensation products include guaranteed cost policies, policyholder dividend policies, retrospectively-rated policies, and large deductible policies. Eastern also offers group benefits insurance products to employer groups, generally with 300 employees or less, primarily in the Mid-Atlantic, Southeast and Midwest regions of the United States. Eastern’s group benefits insurance products consist of dental, short-term and long-term disability, and term life.
     Approximately 94.8% of Eastern’s direct premiums written for workers’ compensation insurance during the year ended December 31, 2007 was generated in Pennsylvania. Eastern has its greatest representation and largest workers’ compensation premium volume in central Pennsylvania. Eastern’s group benefits premium volume was generated largely in Pennsylvania and North Carolina. Eastern was formed by ELH, formerly Educators Mutual Life Insurance Company, for the purpose of converting from a mutual life and health insurance company to a stock life and health insurance company. In June 2006, Eastern completed its initial public offering and ELH completed its conversion from a mutual company to a stock company and became a wholly-owned subsidiary of Eastern. Eastern raised gross proceeds of $74.8 million in the common stock offering. In conjunction with its stock offering and conversion, Eastern acquired Eastern Holding Company, Ltd. (which operates EAIG and related affiliates) for a

FELDMAN FINANCIAL ADVISORS, INC.
purchase price of $78.9 million. As of December 31, 2007, Eastern had total assets of $385.5 million, total policy reserves of $169.6 million, total equity of $177.8 million, LTM total policy revenue of $129.5 million, and LTM net income of $18.7 million.
First Mercury Financial Corporation (NYSE: FMR) — Southfield, Michigan
     First Mercury Financial Corporation (“First Mercury”) is a provider of insurance products and services to the specialty commercial insurance markets, primarily focusing on niche and underserved segments. As primarily an excess and surplus (“E&S”) lines underwriter, its business philosophy is to generate an underwriting profit by identifying, evaluating, and appropriately pricing and accepting risk using customized forms tailored for each risk. Its subsidiary, CoverX Corporation (“CoverX”), was founded in 1973 and is an underwriter and wholesale insurance broker of specialty commercial insurance business, including a specific concentration on the security industry. As a wholesale insurance broker, CoverX markets insurance policies through a nationwide network of wholesale and retail insurance brokers who then distribute these policies through retail insurance brokers. CoverX also provides underwriting services with respect to the insurance policies it markets in that it reviews the applications submitted for insurance coverage, decides whether to accept all or part of the coverage requested, and determines applicable premiums. First Mercury also provides underwriting, claims, and other insurance services to third parties through various subsidiaries led by American Risk Pooling Consultants, Inc.
     First Mercury underwrites and provides several classes of general liability insurance for the security industry, including security guards and detectives, alarm installation and service businesses, and safety equipment installation and service businesses. For security classes, it focuses on underwriting for small (premiums less than $10,000) and mid-sized (premiums from $10,000 to $50,000) accounts. First Mercury also targets other classes in the small to mid-sized premium range, including roofing contractors, plumbing contractors, electrical contractors, energy contractors, and other artisan and service contractors, legal professional liability coverage, and, most recently hospitality and employer general liability coverage. The five top states for its premium volume include Texas, California, New York, Washington, and Florida. First Mercury completed its initial public offering in October 2006, raising gross proceeds of $189.7 million and repurchasing all of its outstanding senior notes of $69.9 million. As of December 31, 2007, First Mercury had total assets of $747.3 million, total policy reserves of $395.8 million, total equity of $229.4 million, LTM total policy revenue of $169.1 million, and LTM net income of $41.7 million.
Hallmark Financial Services, Inc. (NASDAQ: HALL) — Fort Worth, Texas
     Hallmark Financial Services, Inc. (“Hallmark”) is an insurance holding company which, through its subsidiaries, engages in the sale of property and casualty insurance products to businesses and individuals in selected market subcategories. Its business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. Hallmark’s business is geographically concentrated in the South Central and Northwest regions of the United States,

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except for its general aviation business which is written on a national basis. Its HGA Operating Unit primarily underwrites low-severity, short-tailed commercial property and casualty insurance products in the standard market, including general liability, commercial automobile, commercial property, and umbrella overages. The HGA Operating Unit markets its products through a network of approximately 200 independent agents primarily serving businesses in the non-urban areas of Texas, New Mexico, Oregon, Idaho, Montana, and Washington. Hallmark’s TGA Operating Unit primarily offers commercial property and casualty insurance products in the excess and surplus lines market. The TGA Operating Unit focuses on small- to medium-sized commercial businesses that do not meet the underwriting requirements of standard insurers due to factors such as loss history, number of years in business, minimum premium size, and types of business operation. The TGA Operating Unit primarily writes general liability, commercial automobile, and commercial property policies, and markets its products through 39 independent general agencies with offices in Texas, Louisiana, Oklahoma and Arkansas, as well as approximately 730 independent retail agents in Texas.
     Hallmark’s Aerospace Operating Unit offers general aviation property and casualty insurance primarily for private and small commercial aircraft and airports, and markets these products through approximately 200 independent specialty brokers in 47 states. Hallmark’s Phoenix Operating Unit offers non-standard personal automobile policies which generally provide the minimum limits of liability coverage mandated by state law to drivers who find it difficult to obtain insurance from standard carriers due to various factors including age, driving record, claims history, or limited financial resources. The Phoenix Operating Unit markets this non-standard personal automobile insurance through approximately 1,640 independent retail agents in 11 states. Much of Hallmark’s recent growth was accomplished through a series of acquisitions. Approximately 70% of Hallmark’s common stock is held by Newcastle Partners LP, a private investment firm. As of December 31, 2007, Hallmark had total assets of $606.3 million, total policy reserves of $228.3 million, total equity of $179.2 million, LTM total policy revenue of $225.3 million, and LTM net income of $27.4 million.
Mercer Insurance Group, Inc. (NASDAQ: MIGP) — Pennington, New Jersey
     Mercer Insurance Group, Inc. (“Mercer”) is a holding company which resulted from the conversion of Mercer Mutual Insurance Company from the mutual to the stock form of organization in December 2003. Prior to its conversion, and since 1844, Mercer Mutual Insurance Company was engaged in the business of selling property and casualty insurance. Mercer Mutual Insurance Company, a Pennsylvania domiciled company, changed its name to Mercer Insurance Company immediately after the conversion and became a subsidiary of the holding company. Mercer’s insurance subsidiaries include Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Franklin Insurance Company, and Financial Pacific Insurance Company (which was acquired by Mercer in October 2005).
     Through its insurance subsidiaries, Mercer provides a wide array of property and casualty insurance products designed to meet the insurance needs of individuals in New Jersey and Pennsylvania, and small and medium-sized businesses throughout Arizona, California, Nevada, New Jersey, New York, Oregon and Pennsylvania. Prior to 1997, Mercer’s business was

FELDMAN FINANCIAL ADVISORS, INC.
primarily focused on providing personal lines for New Jersey customers. However, from 1997 to 2005, Mercer moved aggressively to expand its commercial and casualty premium volume and geographically diversify its writings into Pennsylvania. Mercer Insurance Company changed its state of domicile from New Jersey to Pennsylvania in 1997 and currently markets commercial multi-peril and homeowners policies, as well as other liability, workers’ compensation, fire, allied, inland marine, and commercial automobile insurance. Franklin Insurance Company currently offers private passenger automobile and homeowners insurance to individuals located in Pennsylvania. Financial Pacific Insurance Company is based in California, and writes primarily commercial package policies for small to medium-sized businesses in targeted classes. Since its conversion and initial public offering of $56.4 million in December 2003, Mercer has pursued product and geographic line of diversification in order to diminish the importance of any one line of business, class of business or territory. As of December 31, 2007, Mercer had total assets of $546.4 million, total policy reserves of $362.4 million, total equity of $133.4 million, LTM total policy revenue of $146.7 million, and LTM net income of $14.2 million.
National Interstate Corporation (NASDAQ: NATL) — Richfield, Ohio
     National Interstate Corporation (“National Interstate”) and its subsidiaries operate as an insurance holding company group that underwrites and sells traditional and alternative property and casualty insurance products primarily to the passenger transportation industry and the trucking industry, general commercial insurance to small businesses in Hawaii and Alaska, and personal insurance to owners of recreational vehicles, commercial vehicles and watercraft throughout the United States. National Interstate was organized in Ohio in January 1989. In December 1989, Great American Insurance Company (“Great American”), a wholly-owned subsidiary of American Financial Group, Inc., became its majority shareholder. As of December 31, 2007, Great American owned 52.8% of the outstanding shares of National Interstate. In February 2005, National Interstate completed an initial public offering and raised gross proceeds of $45.2 million. National Interstate has four property and casualty insurance subsidiaries: National Interstate Insurance Company, National Interstate Insurance Company of Hawaii, Inc., Triumphe Casualty Company, and Hudson Indemnity, Ltd.
     National Interstate pursues a niche orientation and a focus on the transportation industry, and believes that it is the largest writer of insurance for the passenger transportation industry in the United States. National Interstate targets niche markets that typically are too small, too remote, or too difficult to attract or sustain most competitors. Examples of these markets include captive programs primarily for transportation companies (48.5% of 2007 gross premiums written), traditional property and casualty insurance for transportation companies (26.3%), specialty personal lines, consisting primarily of recreational vehicle coverage (15.9%), and transportation and general commercial insurance in Hawaii and Alaska (7.3%). National Interstate offers its products through multiple distribution channels, including independent agents and brokers, affiliated agencies, and agent internet initiatives. As of December 31, 2007, National Interstate had total assets of $898.6 million, total policy reserves of $447.4 million, total equity of $212.8 million, LTM total policy revenue of $257.6 million, and LTM net income of $43.6 million.

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National Security Group, Inc. (NASDAQ: NSEC) — Elba, Alabama
     The National Security Group, Inc. (“National Security”) is an insurance holding company that, through its property and casualty subsidiaries, primarily writes personal lines coverage including dwelling fire and windstorm, homeowners, mobile homeowners, and personal non-standard automobile lines of insurance in 11 states. Through its life insurance subsidiary, National Security offers a basic line of life and health and accident insurance products in six states. Property and casualty insurance is the most significant segment accounting for 89% of total premium revenues in 2007 and is conducted through National Security Fire & Casualty Company (“NSFC”) and Omega One Insurance Company (“Omega”). NSFC is licensed to write insurance in the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Mississippi, Oklahoma, South Carolina, Tennessee and West Virginia, and operates on a surplus lines basis in the states of Louisiana, Missouri, and Texas. Omega is licensed to write insurance in Alabama and Louisiana. Another subsidiary, National Security Insurance Company (“NSIC”), conducts the life insurance business.
     NSFC and Omega’s primary insurance products are dwelling fire, homeowners, including mobile homeowners, and private passenger auto coverage. Dwelling fire and homeowners, collectively referred to as the dwelling property line of business, is the largest segment of property and casualty operations composing 94% of total property and casualty premium revenue. National Security focuses on providing niche insurance products within the markets it serves. National Security ranks in the top twenty dwelling property insurance carriers in its two largest states, Alabama and Mississippi. However, due to the large concentration of business among the top five carriers, its total combined market share in these two states is less than 2%. NSFC and Omega products are marketed through a network of independent agents and brokers, who are independent contractors and generally maintain relationships with one or more competing insurance companies. National Security’s P&C companies currently carry an A.M. Best group financial strength rating of B++ (Good) with a stable outlook. This rating has remained the same for the past ten years. As of December 31, 2007, National Security had total assets of $135.6 million, total policy reserves of $64.8 million, total equity of $48.4 million, LTM total policy revenue of $62.3 million, and LTM net income of $6.0 million.
SeaBright Insurance Holdings, Inc. (NASDAQ: SEAB) — Seattle, Washington
     SeaBright Insurance Holdings, Inc. (“SeaBright”) is a provider of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company is the insurance company subsidiary. PointSure Insurance Services, Inc. (“PointSure”) acts primarily as an in-house wholesale broker and third party administrator for SeaBright Insurance Company. Total HealthCare Management, Inc. is a provider of medical bill review, utilization review, nurse case management, and related services. SeaBright is domiciled in Illinois, commercially domiciled in California, and headquartered in Seattle, Washington. It is licensed in 45 states and the District of Columbia to write workers’ compensation insurance. Traditional providers of workers’ compensation insurance provide coverage to employers under one or more state workers’ compensation laws, which prescribe benefits that employers are obligated to provide to their employees who are injured arising out of or in the course of employment. SeaBright focuses on

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employers with complex workers’ compensation exposures, and provides coverage under multiple state and federal acts, applicable common law, or negotiated agreements. It also provides traditional state act coverage in select markets. SeaBright was formed in 2003 by members of its current management and entities affiliated with a private investment firm for the purpose of completing a management-led buyout that closed on September 30, 2003.
     SeaBright offers specialized workers’ compensation insurance products in maritime, alternative dispute resolution (“ADR”), and selected state act markets. It markets products through independent brokers and through PointSure. SeaBright wrote approximately 40.2% of its direct premiums in California, 9.3% in Illinois and 8.8% in Louisiana for the year ended December 31, 2007. Alaska and Hawaii accounted for 7.2% and 5.4%, respectively, of its direct premiums written in 2007. SeaBright primarily provides workers’ compensation insurance to the following types of customers: (i) maritime employers with complex coverage needs over land, shore, and navigable waters; (ii) employers, particularly in the construction industry in California, that are party to collectively bargained workers’ compensation agreements with trade unions, under ADR programs; and (iii) employers who are obligated to pay insurance benefits specifically under state workers’ compensation laws (primarily targeting employers in states that it believes are underserved, such as the construction market in California, Illinois, and Louisiana, and the states of Alaska and Hawaii). SeaBright completed its initial public offering in January 2005 and raised net proceeds of $80.5 million. Subsequently, it closed a follow-on public offering in February 2006 and raised net proceeds of $57.7 million. As of December 31, 2007, SeaBright had total assets of $755.6 million, total policy reserves of $397.1 million, total equity of $294.3 million, LTM total policy revenue of $228.0 million, and LTM net income of $39.9 million.
Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) — Chicago, Illinois
     Specialty Underwriters’ Alliance, Inc. (“Specialty”) was incorporated in April 2003, and through its wholly-owned subsidiary, SUA Insurance Company (“SUA”), offers specialty commercial property and casualty insurance products through independent general agents, or partner agents, that serve niche groups of insureds. As of February 1, 2008, Specialty had entered into definitive agreements with eight partner agents. Specialty’s insurance operations are focused on general liability, commercial automobile, and workers’ compensation coverage. Specialty expects the partner agents to provide prequalified leads through their retail agents, with Specialty retaining control over underwriting and claims activities. In addition, all transaction processing is done through Specialty’s proprietary technology system in order to ensure data integrity and efficiency. In November 2004, Specialty completed its initial public offering and concurrent private placements and also completed the acquisition of a predecessor operating unit.
     Gross written premiums for the year ended December 31, 2007 totaled $160.4 million and was concentrated in four partner agents. Based on geogaphic location, premium volume is generted largely in Florida, California, and Texas. Based on lines of business, workers’ compensation accounted for 57.4% of the premium volume, followed by general liability at 20.2% and commercial automobile with 19.9%. Specialty’s largest concentration of premium

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volume is associated with Risk Transfer Holdings, Inc., through which it provides workers’ compensation coverage for professional employer organziation clients in 22 states. Through other partner agents, its generates meaningful premium volume through general liablity and workers’ compensation coverage in the classes of artisan contractors, small general contractors, local and intermediate trucking, and towing and collateral recovery. As of December 31, Specialty had total assets of $422.5 million, total policy reserves of $241.5 million, total equity of $131.1 million, LTM total policy revenue of $152.5 million, and LTM net income of $12.6 million.
Unico American Corporation (NASDAQ: UNAM) — Woodland Hills, California
     Unico American Corporation ( Unico”) is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, health and life insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico’s insurance company operation is conducted through Crusader Insurance Company (“Crusader”), a multiple line P&C insurance company that began transacting business on January 1, 1985. Since 2004, all Crusader business has been written in California. During 2007, approximately 96% of Crusader’s business was commercial multiple peril policies. Commercial multiple peril policies provide a combination of property and liability coverage for businesses. Commercial property coverage insures against loss or damage to buildings, inventory and equipment from natural disasters, including hurricanes, windstorms, hail, water, explosions, severe winter weather, and other events such as theft and vandalism, fires, storms, and financial loss due to business interruption resulting from covered property damage. Commercial liability coverages insure against third party liability from accidents occurring on the insured’s premises or arising out of its operation. In addition to commercial multiple peril policies, Crusader also writes separate policies to insure commercial property and commercial liability risk on a mono-line basis.
     Historically, most of Crusader’s marketing was aimed at independent insurance brokers, representatives of the consumer. With the relatively recent advent of heightened competition and of declining sales, in 2007 Crusader began to supplement its marketing efforts with independent agents, representatives of Crusader. Crusader believes that those agents will be particularly effective and that their efforts will not diminish the business historically produced by independent brokers. In January 2008, A.M. Best affirmed Crusader’s financial strength rating of B++ (Good) and revised the outlook from stable to positive. According to A.M. Best, these rating actions reflected Crusader’s excellent capitalization, continued improvement in under-writing and operating performance, as well as its strong regional market presence and the financial flexibility afforded through its publicly traded parent company, Unico. As of December 31, 2007, Unico had total assets of $193.3 million, total policy resrves of $117.5 million, total equity of $50.2 million, LTM policy revenue of $37.1 million, and LTM net income of $6.6 million.

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Recent Financial Comparisons
     Table 9 summarizes certain key financial comparisons between Lebanon Mutual and the Comparative Group. Financial data for the Company, the Comparative Group, and the Public P&C Insurance Group are shown as of or for the LTM ended December 31, 2007. The Public P&C Insurance Group includes all the companies presented in Exhibit IV.
     The Company’s total assets of $27.8 million measured below the Comparative Group mean and median of $556.7 million and $576.4 million, respectively. There are no companies in the Comparative Group or the Public P&C Insurance Group with total assets less than $100 million. The Comparative Group includes six companies with total assets less than $500 million: 21st Century, CRM Holdings, Eastern, National Security, Specialty, and Unico.
     The P&C insurance industry is a highly competitive business in the areas of price, coverage, and service, especially in the current environment of soft market conditions. The P&C industry includes insurers ranging from large companies offering a wide variety of products worldwide to smaller, specialized companies in a single state or region offering only a single product. Smaller insurance companies may find themselves competing with many insurance companies of substantially greater financial resources, more advanced technology, larger volumes of business, more diversified insurance coverage, broader ranges of projects, and higher ratings. Competition centers not only on the sale of products to customers, but also on the recruitment and retention of qualified agents and producers. Large national insurers may have certain competitive advantages over smaller regional companies, including increased name recognition, increased loyalty of their customer base, greater efficiencies and economies of scale and reduced policy acquisition costs.

FELDMAN FINANCIAL ADVISORS, INC.
     The Company’s ratio of total policy reserves to total equity measured 1.01x, evidencing both its strong capital position and restrained measure of underwriting leverage. The Comparative Group mean and median ratios of policy reserves to equity were 1.63x and 1.57x, respectively. Among the Comparative Group, Eastern and B&L displayed ratios approaching the Company’s ratio at 0.95x and 1.05x, respectively. Correspondingly, Eastern and B&L also exhibited relatively high capital ratios at 46.13% and 45.17% of total assets, as compared to Lebanon Mutual’s capital ratio of 47.03%. Overall, the Company’s capital ratios compared favorably to those of the P&C industry aggregate and the Comparative Group. As of December 31, 2007, the Comparative Group mean and median ratios of total equity to total assets were 34.28% and 33.39%, respectively, while the Public P&C Insurance Group mean and median capital ratios were slightly lower at 31.97% and 29.52%, respectively.
     The Company’s ratio of cash and investments to total assets was 76.3% as of December 31, 2007, and was positioned above the Comparative Group mean and median ratios of 70.5% and 71.7%. Lebanon Mutual’s higher concentration of invested assets reflects comparatively lower levels of reinsurance assets and deferred policy acquisition costs, along with the absence of intangible assets on its balance sheet. The Company has recently experienced declining volumes of policy revenue. In contrast, other members of the Comparative Group have completed recent acquisitions that resulted in intangible assets and have also generated increases in premium revenue that produced increases in other business-related assets. The Company’s total assets decreased by 7.6% over the LTM period ended December, 31, 2007, whereas the Comparative Group reflected mean and median asset growth rates of 15.5% and 9.6% for the corresponding period.

FELDMAN FINANCIAL ADVISORS, INC.
Table 9
Comparative Financial Condition Data
Lebanon Mutual and the Comparative Group
As of or for the Last Twelve Months Ended
December 31, 2007

		Total		LTM	Policy	Cash &	Total	Tang.
	Total	Policy	Total	Asset	Resrvs./	Invest./	Equity/	Equity/
	Assets	Reserves	Equity	Growth	Equity	Assets	Assets	Assets
	($Mil.)	($Mil.)	($Mil.)	(%)	(%)	(%)	(%)	(%)

Lebanon Mutual Insurance Company	27.8	13.3	13.1	(7.60)	1.01	76.32	47.03	47.03

Comaprative Group Mean	556.7	295.1	189.5	15.48	1.63	70.46	34.28	33.09
Comparative Group Median	576.4	317.0	178.5	9.63	1.57	71.70	33.39	32.92

Public P&C Insurance Group Mean	11,785.6	6,082.8	3,450.5	12.00	2.06	71.84	31.97	30.42
Public P&C Insurance Group Median	2,701.2	1,446.4	799.3	4.75	2.00	73.65	29.52	27.41

Comparative Group
21st Century Holding Company	219.4	118.8	81.3	5.51	1.46	72.56	37.04	37.04
Baldwin & Lyons, Inc.	842.8	401.3	380.7	(1.28)	1.05	76.59	45.17	45.17
CRM Holdings, Ltd.	379.4	197.7	107.5	23.84	1.84	79.47	28.34	27.82
Darwin Professional Underwriters	827.1	529.0	254.2	30.20	2.08	68.24	30.73	30.10
Donegal Group, Inc.	834.1	429.9	352.7	0.29	1.22	73.15	42.28	42.25
Eastern Insurance Holdings, Inc.	385.5	169.6	177.8	4.70	0.95	77.57	46.13	44.04
First Mercury Financial Corporation	747.3	395.8	229.4	45.69	1.73	63.93	30.70	27.12
Hallmark Financial Services, Inc.	606.3	228.3	179.2	45.77	1.27	70.84	29.55	22.69
Mercer Insurance Group, Inc.	546.4	362.4	133.4	7.79	2.72	66.57	24.41	23.61
National Interstate Corporation	898.6	447.4	212.8	11.46	2.10	54.85	23.68	23.68
National Security Group, Inc.	135.6	64.8	48.4	0.50	1.34	82.24	35.73	35.73
SeaBright Insurance Holdings	755.6	397.1	294.3	23.00	1.35	68.12	38.95	38.62
Specialty Underwriters’ Alliance	422.5	271.5	131.1	16.31	2.07	54.52	31.04	29.24
Unico American Corporation	193.4	117.5	69.9	2.97	1.68	77.75	36.13	36.13
Source: Lebanon Mutual, financial data; SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
     Table 10 compares Lebanon Mutual with the Comparative Group and Public P&C Insurance Group based on selected measures of profitability. The Company’s return on average assets (“ROA”) and return on average equity (“ROE”) were below the Comparative Group ratios.
Table 10
Comparative Operating Performance Data
Lebanon Mutual and the Comparative Group
For the Last Twelve Months Ended December 31, 2007

FELDMAN FINANCIAL ADVISORS, INC.

		Total		Net Prem.
	Total	Policy	Net	Written/	Loss	Exp.	Comb.	LTM	LTM
	Rev.	Rev.	Income	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
	($Mil.)	($Mil.)	($Mil.)	(%)	(%)	(%)	(%)	(%)	(%)
Lebanon Mutual Insurance Company	10.6	9.9	0.6	0.74	58.5	40.7	99.2	2.01	4.58

Comaprative Group Mean	190.5	163.9	27.0	1.04	57.0	30.5	87.5	5.20	15.78
Comparative Group Median	182.0	160.8	24.4	1.10	57.1	29.7	89.3	4.82	14.36

Public P&C Insurance Group Mean	3,610.2	2,284.5	507.3	0.96	56.3	30.6	87.1	4.43	15.68
Public P&C Insurance Group Median	664.9	534.9	104.6	0.91	58.0	29.5	89.5	4.47	15.15

Comparative Group
21st Century Holding Company	119.1	99.2	21.3	1.21	54.6	38.9	93.5	9.64	28.91
Baldwin & Lyons, Inc.	243.8	179.1	55.1	0.46	60.2	30.9	91.1	6.49	14.91
CRM Holdings, Ltd.	160.6	116.8	20.1	1.26	54.5	26.8	81.3	5.88	21.38
Darwin Professional Underwriters	203.4	180.9	32.2	0.86	56.0	28.1	84.1	4.43	13.92
Donegal Group, Inc.	340.6	310.1	38.3	0.94	57.4	33.9	91.3	4.56	11.43
Eastern Insurance Holdings, Inc.	145.5	129.5	18.7	0.75	56.8	35.2	92.0	4.82	10.67
First Mercury Financial Corporation	202.0	169.1	41.7	0.77	52.1	20.4	72.5	6.57	20.70
Hallmark Financial Services, Inc.	274.5	225.3	27.4	1.45	59.0	28.4	87.4	5.72	16.69
Mercer Insurance Group, Inc.	161.7	146.7	14.2	1.29	62.2	33.6	95.8	2.69	11.50
National Interstate Corporation	279.5	257.6	43.6	1.41	58.0	22.9	80.9	4.82	22.56
National Security Group, Inc.	69.6	62.3	6.0	1.42	53.3	40.9	94.2	4.55	12.85
SeaBright Insurance Holdings	254.4	228.0	39.9	0.99	55.5	25.8	81.3	5.93	14.79
Specialty Underwriters’ Alliance	162.0	152.5	12.6	1.23	59.0	38.1	97.1	3.22	10.38
Unico American Corporation	50.2	37.1	6.6	0.52	59.7	22.8	82.5	3.50	10.19
Source: Lebanon Mutual, financial data; SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
     The Company’s ROA for the LTM period ended December 31, 2007 was 2.01% and trailed the Comparative Group mean and median ROA results of 5.20% and 4.82%, respectively. Lebanon Mutual’s profitability was impacted by its relatively high combined ratio. The Company’s combined ratio of 99.2% reflected near breakeven underwriting results. The Comparative Group reported mean and median combined ratios of 87.5% and 89.3%, respectively. As discussed in Chapter I, the Company’s commercial lines generated an underwriting profit of $364,000 and its personal lines segment reported an underwriting loss of $283,000 for a total underwriting gain of $82,000 for the year ended December 31, 2007. Comparative Group companies reporting ROA results below the Public P&C Insurance Group ratios were Unico at 3.50%, Specialty at 3.22%, and Mercer at 2.69%.
     The Company’s relatively high combined ratio was attributable primarily to its higher expense ratio. Lebanon Mutual’s expense ratio measured 40.7% for the LTM period ended December 31, 2007, and surpassed the Comparative Group mean and median expense ratios of 30.5% and 29.7%. Among the Comparative Group members, only National Security reported a higher expense ratio at 40.9%. Increasing the Company’s book of business and premium volume on the relatively same amount of expense base would help improve its underwriting leverage and reduce its expense ratio. Further reflecting its restrained underwriting leverage, the Company’s ratio of net premiums written to average equity was 0.74x and lower than the Comparative Group’s mean and median ratios of 1.04x and 1.10x, respectively.
     The Company’s ROE was distanced further behind the Comparative Group performance ratios. Lebanon Mutual reported an ROE of 4.58% for the LTM period ended December 31, 2004, versus the Comparative Group mean and median ratios of 15.78% and 14.36%. The P&C Public Insurance Group also displayed double-digit ROE results with a mean of 15.68% and a

FELDMAN FINANCIAL ADVISORS, INC.
median of 14.36%. The Company’s very low ROE reflects a combination of both its current low level of underwriting profitability and its substantial capital position. In addition, several of the Comparative Group companies have bolstered operating returns by producing meaningful revenue from ancillary business operations.

FELDMAN FINANCIAL ADVISORS, INC.
IV. MARKET VALUE ADJUSTMENTS
General Overview
     This concluding chapter of the Appraisal identifies certain additional adjustments to the Company’s estimated pro forma market value relative to the Comparative Group. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which may include policyholders with subscription rights and unrelated parties who might purchase stock in a community offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Company relative to other publicly traded insurance companies and relative to alternative investments.
     Our appraised value is predicated on a continuation of the current operating environment for the Company and insurance companies in general. Changes in the Company’s operating performance along with changes in the regional and national economies, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the pro forma market value of the Company or the trading market values of insurance company stocks in general. Therefore, the Valuation Range provided herein is subject to a more current re-evaluation prior to the actual completion of the Conversion.
     In addition to the comparative operating fundamentals discussed in prior chapters, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:
(1) Earnings Prospects
(2) Management
(3) Liquidity of the Issue
(4) Subscription Interest

FELDMAN FINANCIAL ADVISORS, INC.
(5) Stock Market Conditions
(6) Dividend Outlook
(7) New Issue Discount
Earnings Prospects
     Earnings prospects are dependent upon the ability to grow revenue and control expenses and the effectiveness of managing the combined ratio (ratio of loss and operating expenses to net premiums earned). The Company’s revenue is generated primarily from net premiums earned, net investment income, and net realized investments gains or losses. The Company’s expenses mainly comprise losses and loss adjustment expenses, underwriting expenses, and other general and administrative expenses. The Company’s revenue growth is affected by various factors, including competitive pricing, producer relationships, product strategy, business development, customer service and client retention, and investment performance. The Company’s operating efficiency affects the degree to which it can profitably leverage its distribution system and cost infrastructure. As Lebanon Mutual has encountered heavy competition in a soft market, its premium volume has declined at a faster pace than its total losses and expenses with the effect of dampening earnings results. Many of the earnings challenges faced by the Company are systemic to smaller insurers that lack economies of scale, diverse distributions channels, geographic diversity, or enhanced technological resources.
     Lebanon Mutual has encountered challenges to achieve significant growth in its book of business without sacrificing its underwriting and pricing discipline. However, the Company aims to increase its commercial and casualty premium volume by marketing casualty coverages to existing producers and developing relationship with new producers that focus and commercial and casualty business. Also, the Company seeks to improve its profitability through the use of enhanced technology following the implementation of a new information technology system. It

FELDMAN FINANCIAL ADVISORS, INC.
is the Company’s goal to expand its premium volume without a commensurate increase in expense. The uncertainties surrounding the success of these strategic and competitive initiatives to improve earnings in the current soft marketplace the Company at a disadvantage with regard to the Comparative Group, which overall is reporting substantially higher levels of profitability. We therefore believe that, given the Company’s recent earnings trends and the narrowed ability to generate substantial improvements in its profitability over the near term, a downward adjustment is warranted for the Company’s earnings prospects with respect to the Comparative Group.
Management
     Management’s principal challenges are to implement strategic objectives, generate revenue growth, control operating costs, and monitor asset quality and underwriting risks while the Company competes in the highly competitive P&C insurance industry. The challenges facing the Company in attempting to generate improvements in profitability and enhance its competitiveness are paramount because of the inherent competitive disadvantages faced by smaller insurers.
     We believe that investors will take into account that Lebanon Mutual is professionally and conservatively managed by a team of experienced insurance executives that has focused on the Company’s niche markets and emphasized its capital strength operating as a mutual-form insurer. We also note that investors will likely rely upon top-line premium growth and bottom-line earnings results as the means of evaluating the future performance of management. Based on these considerations, we believe no adjustment is warranted based on management.
Liquidity of the Issue

FELDMAN FINANCIAL ADVISORS, INC.
     All of the 14 members of the Comparative Group are traded on major stock exchanges. Twelve are listed on the NASDAQ Global Market and two are traded on the New York Stock Exchange. Following the completion of the Conversion, LMI Holdings expects its common stock to be quoted on the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market), pending receipt of approval. The NASDAQ Capital Market has lower thresholds of listing requirements than the NASDAQ Global Market based on certain financial and market indicators such as stockholders’ equity, net income, total assets, and total market value. Because of the relative small size of the stock offering, it is questionable if an active market will develop for the common stock of LMI Holdings. Furthermore, a substantial portion of the stock likely will be held in the aggregate by management of the Company, the ESOP, and Griffin MTS (which, except for limited open market sales permitted under the Investment Agreement after six months, has agreed not to sell its stock in the market for three years, subject to specified limitations, but may seek redemption from the Company after one year under certain provisions).
     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time and the existence of market makers to facilitate stock trade transactions. Given the small size of the stock offering, the limited public float of shares likely available for trading, and a listing on the less active NASDAQ Capital Market, there is no assurance that an established and liquid market for the common stock of LMI Holdings will develop or that it will continually meet listing requirements. In addition, the comparative smaller pro forma market capitalization of LMI Holdings and its presence in an industry of insurers with larger market capitalizations and stock issues followed widely by

FELDMAN FINANCIAL ADVISORS, INC.
investors, analysts, brokers, and market makers, we believe that at the present time a downward adjustment is necessary to address these collective factors.
Subscription Interest
     While mutual-to-stock conversions are commonplace in the savings institution industry, such conversions and demutualizations are less common in the insurance industry. In recent years, IPOs of savings institution stocks have attracted a great deal of investor interest and this speculative fervor continued through 2006 and 2007. However, as the downturn in the financials stock market sector persisted into 2008, most offerings for savings institution conversions did not fulfill the minimum number of shares offered in the subscription offering phase, and community and syndicated community offerings were necessary to complete the aggregate stock sale.
     As noted in Chapter IV, Eastern completed its simultaneous stock conversion and acquisition in June 2006 with a sale of $74.8 million of gross proceeds at the offering maximum. Eastern experienced an oversubscription for its stock in the subscription and community offering. Purchasers with subscription rights for Eastern common stock did not purchase sufficient shares to reach the pro forma valuation range. Therefore, a community offering was necessary to complete Eastern’s stock offering. Eastern’s IPO was priced at $10.00 per share, closed up 14.1% at $11.41 in the first day of trading on June 19, 2006, and recently closed at $16.40 on April 11, 2008.
     Lebanon Mutual has engaged Stifel Nicolaus & Company, Inc. (“Stifel Nicolaus”) as a marketing agent in connection with the offering of the common stock in the Conversion. Stifel Nicolaus has agreed to use its best efforts to assist the Company with the solicitation of purchase

FELDMAN FINANCIAL ADVISORS, INC.
orders for shares of common stock in the subscription and community offering. In addition, if necessary, Stifel Nicolaus would manage a syndicated community offering conducted by a group of registered broker-dealers to complete the sale of shares offered in the Conversion.
     Based on the Plan of Conversion and the Investment Agreement, a significant number of shares of common stock offered for sale in the Conversion may be subscribed for or purchased subject to prior arrangements. The Company’s ESOP will have subscription rights to purchase up to 10.0% of the common stock issued in the Conversion. Griffin MTS will receive subscription rights to purchase 50,000 shares in the subscription offering. In addition, if orders received in the subscription offering do not exceed the maximum shares offered, Griffin MTS has agreed to submit an order in the community offering for the balance of shares that would raise its total purchase to the lesser of 35% of shares sold in the offering or 650,000 shares ($6.5 million). Thus, up to 45.0% of the shares sold in the Conversion may be subject to purchase rights granted to the ESOP and Griffin MTS in the event of undersubscribed participation by eligible policyholders. Therefore, notwithstanding that the Company has not yet commenced or completed the subscription and community offering, we believe that the significant concentration of common stock already subject to definitive purchase interest provides a sturdy platform and increased level of confidence to potential subscribers and other purchasers of the likelihood that the Conversion can be completed. Based on these circumstances, we believe that an upward adjustment is appropriate for subscription interest.
Stock Market Conditions
     Table 11 summarizes the recent performance of various insurance stock indexes maintained by SNL Financial, along with selected other industry and broader market indexes. The SNL Insurance Index of all publicly traded insurance companies decreased 17.25% in the

FELDMAN FINANCIAL ADVISORS, INC.
prior year through April 11, 2008. The SNL Insurance Index underperformed the broader markets indexes as reflected by the Dow Jones Industrials Average falling 1.28% and the Standard & Poor’s (“S&P”) 500 being down 7.37%. However, the SNL Insurance Index did not fare as poorly as the overall financials sector. The market for stocks of mortgage companies, commercial banks, savings institutions, mortgage companies, and investment banks has been thrashed over the past year by concerns over the subprime mortgage crisis, consumer credit woes, capital markets turmoil, and housing market crunch. In marked contrast, the solid profitability of the P&C insurance industry has largely insulated it from the significant woes plaguing the rest of the financials sector. The SNL Property and Casualty Index was down marginally 0.55% over the past year. While the SNL Life and Health Index was also able to buttress its decline, other sectors of the insurance industry did not perform as well. Although insurance stocks have slipped from the historically high valuation levels reached in mid-2007, the SNL Insurance Property & Casualty Index has still managed to post a three-year gain of 23.19%. The P&C industry has recently been characterized by the paradox of strong profits but stagnant premium growth, which underscores the highly cyclical nature of its business.
     While the profits of P&C insurers historically have been very volatile due to cyclical market conditions and catastrophic losses, the stock performance of these issues has evidenced lesser volatility. The industry’s improved capital position provides a fortified buffer against catastrophic losses. As underwriting profits face increased pressure due to eroding margins and soft market conditions, the valuation support for many P&C companies will focus on incremental additions to book value from stable earnings and capital deployment strategies such as leverage, mergers, dividend payments, and share repurchases to provide price momentum going forward.

FELDMAN FINANCIAL ADVISORS, INC.
Table 11
Selected Stock Market Index Performance
For the Period Ended April 11, 2008

	Index	Year	One	Three
	Close	To Date	Year	Years
Selected Insurance Indexes

SNL Insurance Indexes
SNL Insurance	484.67	(16.67)%	(17.25)%	7.88%
SNL Insurance Underwriter	485.38	(16.94)	(17.50)	7.92
SNL Insurance Broker	567.68	(10.25)	(11.33)	6.95
Standard & Poor’s Insurance	310.98	(14.32)	(19.84)	6.48
NASDAQ Insurance	3,856.09	(5.39)	(5.45)	18.18

SNL Sector Indexes
SNL Insurance Property & Casualty	394.12	(8.07)	(0.55)	23.19
SNL Insurance Multiline	406.25	(22.51)	(30.37)	(6.51)
SNL Insurance Life & Health	695.14	(6.85)	(7.92)	37.04
SNL Reinsurance	873.07	(13.93)	(10.33)	3.43
SNL Managed Care	576.12	(37.49)	(31.39)	(13.79)
SNL Title Insurer	676.24	13.52	(30.74)	(18.55)
SNL Mortgage & Financial Guaranty	87.12	(52.08)	(84.32)	(82.20)

SNL Asset Size Indexes
SNL Insurance < $250 Million	507.63	(3.81)	(17.90)	(12.59)
SNL Insurance $250 Million — $500 Million	455.31	(2.37)	(26.83)	0.69
SNL Insurance $500 Million — $1 Billion	360.62	(14.36)	(21.75)	(15.38)
SNL Insurance $1 Billion — $2.5 Billion	649.97	(12.76)	(19.06)	13.92
SNL Insurance $2.5 Billion — $10 Billion	479.28	(13.92)	(23.70)	(1.89)
SNL Insurance > $10 Billion	489.41	(17.38)	(16.73)	8.74
SNL Insurance > $1 Billion	509.63	(16.99)	(17.47)	7.70
SNL Insurance < $1 Billion	448.59	(11.92)	(21.76)	(13.27)

SNL Market Cap Indexes
SNL Micro Cap Insurance	326.16	(11.19)	(22.10)	10.99
SNL Small Cap Insurance	515.75	(17.36)	(22.57)	16.21
SNL Mid Cap Insurance	318.69	(13.24)	(30.31)	(9.47)
SNL Large Cap Insurance	410.61	(17.67)	(16.21)	8.97

Broad Market Indexes

Dow Jones Industrials Average	12,325.42	(7.08)	(1.28)	17.96
Standard &Poor’s 500	1,332.83	(9.23)	(7.37)	12.84
Standard & Poor’s Mid-Cap	799.36	(6.86)	(7.08)	22.36
Standard & Poor’s Small-Cap	363.99	(7.88)	(12.53)	14.52
Standard & Poor’s Financials	337.28	(13.98)	(29.49)	(11.60)
SNL All Financial Institutions	623.53	(15.55)	(27.16)	(9.99)
NASDAQ	2,290.24	(13.65)	(6.87)	14.96
NASDAQ Financial	2,523.95	(11.98)	(17.71)	(4.36)
NYSE	8,936.11	(8.26)	(5.07)	24.30
Russell 1000	1,397.87	(9.08)	(7.49)	14.33
Russell 2000	1,710.26	(10.17)	(14.86)	13.34
Russell 3000	1,417.01	(9.17)	(8.12)	14.28
Source: SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Dividend Outlook
     The payment of dividends on LMI Holdings common stock will be subject to determination and declaration by the Board of Directors. The Company’s dividend policy will depend upon its financial condition, operating results, and future prospects. Additionally, LMI Holdings will be prohibited from declaring or paying any dividends during the three years following the Conversion, unless such dividends are approved by the Pennsylvania Insurance Department. At the present time, the Company has no intention to pay dividends to shareholders.
     Half of the Comparative Group members currently pay regular dividends and approximately 65% of the Public P&C Insurance Group companies pay dividends. The mean dividend yields for the Comparative Group and the Public P&C Insurance Group were 1.52% and 1.46%, respectively. However, of the six companies in the Comparative Group completing an IPO since 2005, only two members (Eastern and National Interstate) currently pay dividends and they commenced paying dividends in periods after one year from their respective IPOs. Dividend payment policies for these and other new stock issues appear to await development of a seasoned trading pattern and resolved evaluation of alternative capital deployment strategies. Although the Company has not established a formal policy or committed to paying dividends immediately following the Conversion, we believe that investors will take note of its solid dividend-paying capacity as evidenced by strong pro forma capitalization. Therefore, we have concluded that no adjustment is warranted at the present time for purposes of dividend outlook.
     New Issue Discount

FELDMAN FINANCIAL ADVISORS, INC.
     A “new issue” discount that reflects investor concerns and investment risks inherent in all IPOs is a factor to be considered for purposes of valuing companies converting from mutual to stock form. The magnitude of the new issue discount typically expands during periods of declining stock prices as investors require larger inducements, and narrows during stronger market conditions. The necessity to build a new issue discount into the stock price of a converting insurance company continues to prevail in recognition of the uncertainty among investors as a result of the lack of a seasoned trading history for the converting company, its operation in an intensely competitive industry, underlying concerns regarding interest rate and economic recovery trends, recent volatility in the stock market, and the ever-changing landscape of competitors and product marketing in the insurance marketplace.
     We therefore believe that a new issue discount applied to the price-to-book valuation metric is reasonable and necessary in the pricing of the Company’s pro forma market value. This factor is also appropriate due to the relatively high pro forma capital ratio, resulting low return on equity, and the uncertainty regarding the prospects to adeptly leverage the balance sheet. Moreover, the mixed after-market performance of recent insurance company IPOs and the pricing of many such offerings at the low to midpoint of the expected price range provide added reasons to continue to factor in a new issue discount for converting companies.
Adjustments Conclusion
     The Company’s pro forma valuation should be discounted relative to the Comparative Group because of earning prospects, the new issue discount, and liquidity of the issue. We believe that an upward adjustment is appropriate for the subscription interest factor. Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. On the whole, we conclude that the Company’s pro forma valuation should be

FELDMAN FINANCIAL ADVISORS, INC.
discounted relative to the Comparative Group. It is the role of the appraiser to balance the relative dynamics of price-to-book and price-to-earnings discounts and premiums. We have concluded that a discount of approximately 40% to 50% based on the price-to-book valuation metric is reasonable and appropriate for determining the Company’s pro forma Valuation Range relative to the Comparative Group’s trading ratios.
Valuation Approach
     In determining the estimated pro forma market value of the Company, we have employed the comparative market valuation approach and considered the following pricing ratios: price-to-book value per share (“P/B”) and price-to-earnings per share (“P/E”). Table 12 displays the trading market price valuation ratios of the Comparative Group as of April 11, 2008. Exhibit V displays the pro forma assumptions and calculations utilized in analyzing the Company’s valuation ratios. In reaching our conclusions of the Valuation Range, we evaluated the relationship of the Company’s pro forma valuation ratios relative to the Comparative Group’s market valuation data.
     Investors continue to make decisions to buy or sell P&C insurance company stocks based upon consideration of P/E and P/B comparisons. The P/E ratio is an important valuation ratio in the current insurance stock environment. However, Lebanon Mutual’s lower level of profitability renders the comparative P/E approach less useful since the Company’s recent earnings results (ROA and ROE) are considerably lower than the Comparative Group and P&C industry norms. The Company’s low LTM earnings base yields a distortedly high P/E multiple. Thus, the comparative P/B approach takes on additional meaning as a valuation metric.

FELDMAN FINANCIAL ADVISORS, INC.
     As of April 11, 2008, the mean P/B ratio for the Comparative Group was 107.5% and the median was 100.4%. In comparison, the Public P&C Insurance Group mean and median P/B ratios were positioned slightly higher at 121.4% and 114.5%, respectively. In consideration of the foregoing analysis along with the additional adjustments discussed in this chapter, we have determined a pro forma midpoint P/B ratio of 56.1% for the Company, which reflects an aggregate midpoint value of $12.0 million based on the assumptions summarized in Exhibit V. Applying a range of value of 15% above and below the midpoint, the resulting minimum of $10.2 million reflects a P/B ratio of 51.6% and the resulting maximum of $13.8 million reflects a P/B ratio of 60.0%.
     The Company’s pro forma P/B valuation ratios reflect discounts to the Comparative Group’s median ratio of 100.4%, measuring 40.2% at the valuation maximum, 44.1% at the valuation midpoint, and 48.6% at the valuation minimum. The Company’s P/B valuation ratios reflect a discount to the Comparative Group’s 107.5% median of 44.2% at the valuation maximum, 47.8% at the valuation midpoint, and 52.0% at the valuation minimum. In our opinion, these levels of discounts are appropriate to reflect the previously discussed adjustments for earnings prospects, the new issue discount, and liquidity of the issue. In addition, we also took into consideration the low returns on equity that would be anticipated by the Company on a pro forma stand-alone basis as its capital levels reach very high levels ranging from a 57.29% equity-to-assets ratio at the valuation minimum to 60.96% at the valuation maximum. The Company’s pro forma equity ratios would exceed all of the capital ratios reported by the Comparative Group companies. Lebanon Mutual’s ability to deploy the excess capital profitably and to generate top-line premium growth and improved returns on equity constitutes a significant operating challenge in the highly competitive P&C insurance marketplace wherein the Company

FELDMAN FINANCIAL ADVISORS, INC.
strives to overcome the lack of scale, critical mass, and geographic diversification in its fundamental business model.
     Based on the Valuation Range, the Company’s pro forma P/E ratios ranged from the minimum of 13.9x to 17.6x at the maximum based on pro forma LTM earnings per share (“EPS”). In comparison, the Comparative Group’s mean and median P/E ratios were 7.7x and 7.4x respectively. The Company’s higher pro forma P/E ratios do not reflect premium valuation ratios as qualitative measures, but rather are reflective of the Company’s low historical earnings base that produces comparatively high pro forma P/E multiples.
     Based on the price-to-assets (“P/A”) measure, the Company’s midpoint valuation of $12.0 million reflects a P/A ratio of 33.24%, ranging from 29.58% at the minimum to 36.58% at the maximum. The Company’s P/A valuation ratio at the maximum approaches the Comparative Group’s corresponding mean and median P/A ratios of 36.14% and 39.40%, respectively. To some extent, as reflected by the comparable P/A ratios, the Company’s profitability disadvantage relative to the Comparative Group is offset by its solid pro forma capital position. Similarly, the Company’s pro forma price-to-total revenue ratios are supported by the strong capital position and measured 1.10x at the midpoint valuation versus the mean and median of 1.06x and 1.12x for the Comparative Group.
Valuation Conclusion
     It is our opinion that, as of April 11, 2008, the aggregate estimated pro forma market value of Lebanon Mutual Insurance Company was within the Valuation Range of $10,200,000 to $13,800,000 with a midpoint of $12,000,000. The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase to establish the

FELDMAN FINANCIAL ADVISORS, INC.
maximum. Exhibit V displays the assumptions and calculations utilized in determining the Company’s estimated pro forma market value.

FELDMAN FINANCIAL ADVISORS, INC.
Table 12
Comparative Market Valuation Analysis
Lebanon Mutual Insurance Company and the Comparative Group
Market Price Data as of April 11, 2008

	Closing		Total	Price/	Price/	Price/	Price/	Price/	Price/	Total	Current
	Stock	Total	Market	Book	Tang.	LTM	Oper.	Total	Total	Equity	Div.
	Price	Assets	Value	Value	Book	EPS	EPS	Rev.	Assets	Assets	Yield
Company	($)	($Mil.)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(%)	(%)	(%)

Lebanon Mutual Insurance Company
Pro Forma Minimum	10.00	34.5	10.2	51.6	51.6	13.9	14.7	0.94	29.58	57.29	0.00
Pro Forma Midpoint	10.00	36.1	12.0	56.1	56.1	15.8	16.7	1.10	33.24	59.21	0.00
Pro Forma Maximum	10.00	37.7	13.8	60.0	60.0	17.6	18.5	1.26	36.58	60.96	0.00

Comparative Group Mean	NA	556.7	215.9	107.5	114.6	7.7	9.0	1.06	36.14	34.28	1.54
Comparative Group Median	NA	576.4	183.8	100.4	105.5	7.4	8.7	1.12	39.40	33.39	0.55

Public P&C Insurance Mean	NA	11,785.6	4,656.2	121.4	133.2	8.8	10.0	1.42	35.93	31.97	1.48
Public P&C Insurance Median	NA	2,701.2	982.5	114.5	121.4	7.5	8.6	1.15	34.54	29.52	1.09

Comparative Group
21st Century Holding Company	12.33	219.4	97.9	119.5	119.5	4.7	4.6	0.82	44.62	37.04	5.84
Baldwin & Lyons, Inc.	24.45	842.8	373.2	97.9	97.9	6.7	12.8	1.53	44.28	45.17	4.09
CRM Holdings, Ltd.	4.96	379.4	79.4	75.6	77.6	4.0	NA	0.49	20.94	28.34	0.00
Darwin Professional Underwriters	22.55	827.1	385.1	151.0	155.6	11.9	NA	1.89	46.56	30.73	0.00
Donegal Group, Inc.	16.31	834.1	421.6	117.2	117.3	10.9	11.3	1.24	50.54	42.28	2.21
Eastern Insurance Holdings, Inc.	16.40	385.5	162.0	100.8	109.7	9.3	10.4	1.11	42.03	46.13	1.71
First Mercury Financial Corp.	16.39	747.3	297.7	128.5	152.9	7.3	7.3	1.47	39.83	30.70	0.00
Hallmark Financial Services, Inc.	9.89	606.3	205.6	114.6	163.8	7.5	8.0	0.75	33.90	29.55	0.00
Mercer Insurance Group, Inc.	16.35	546.4	107.4	76.1	79.6	7.3	7.3	0.66	19.66	24.41	1.22
National Interstate Corporation	21.98	898.6	426.0	198.4	198.4	9.8	NA	1.52	47.40	23.68	1.09
National Security Group, Inc.	16.70	135.6	41.2	85.0	85.0	6.8	11.0	0.59	30.38	35.73	5.39
SeaBright Insurance Holdings, Inc.	14.13	755.6	294.5	100.0	101.4	7.4	NA	1.16	38.97	38.95	0.00
Specialty Underwriters’ Alliance	5.00	422.5	73.5	59.4	64.7	6.1	NA	0.45	17.39	31.04	0.00
Unico American Corporation	10.12	193.4	56.9	81.5	81.5	8.7	8.7	1.13	29.44	36.13	0.00
Source: Lebanon Mutual; SNL Financial; Feldman Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit I
Background of Feldman Financial Advisors, Inc.
Overview of Firm
Feldman Financial Advisors provides consulting and advisory services to financial services companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, and expert witness testimony and analysis. Our senior staff members have been involved in the mutual to stock conversion process since 1982 and have valued more than 350 converting institutions.
Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with Credit Suisse First Boston and Kaplan Associates. Each of the officers of Feldman Financial Advisors has 15 to 25 years of experience in consulting. Our senior staff collectively has worked with more than 1,000 commercial banks, savings institutions, mortgage companies, and insurance companies nationwide. The firm’s office is located in Washington, D.C.
Background of Senior Professional Staff
Trent Feldman — President. Trent is a nationally recognized expert in providing strategic advice to and valuing financial service companies, and advising on mergers and acquisitions. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked at the Federal Home Loan Bank Board and with the California legislature. Trent holds Bachelors and Masters Degrees from the University of California at Los Angeles.
Peter Williams — Principal. Peter specializes in merger and acquisition analysis, stock and other corporate valuations, strategic business plans and retail delivery analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Development Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance and Investments from George Washington University.
Michael Green — Principal. Mike is an expert in mergers and acquisition analysis, financial institution and corporate valuations, and strategic and business plans. During Mike’s 10 years at Kaplan Associates, his experience also included business restructurings, litigation support, markto- market analysis, and goodwill valuations. Mike holds a BA in Finance and Economics from Rutgers College.
Greg Izydorczyk — Senior Vice President. Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Previously, Greg worked as a Senior Auditor for First Virginia Bank and Integra Financial. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the University of Pittsburgh.

I-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit II
Statement of Contingent and Limiting Conditions
This Appraisal is made subject to the following general contingent and limiting conditions:
1.	The analyses, opinions, and conclusions presented in this Appraisal apply to this engagement only and may not be used out of the context presented herein. This Appraisal is valid only for the effective date specified herein and only for the purpose specified herein.

2.	Neither all nor any part of the contents of this Appraisal is to be referred to or quoted in any registration statement, prospectus, public filing, loan agreement, or other agreement or document without our prior written approval. In addition, our Appraisal and analysis are not intended for general circulation or publication, nor are they to be reproduced or distributed to other third parties without our prior written consent.

3.	Neither our Appraisal nor our valuation conclusion is to be construed as a fairness opinion as to the fairness of an actual or proposed transaction, a solvency assessment, or an investment recommendation. For various reasons, the price at which the subject interest might be sold in a specific transaction between specific parties on a specific date might be significantly different from the valuation conclusion expressed herein.

4.	Our analysis assumes that as of the effective valuation date, the Company and its assets will continue to operate as a going concern. Furthermore, our analysis is based on the past and present financial condition of the Company and its assets as of the effective valuation date.

5.	We assume no responsibility for legal matters including interpretations of the law, contracts, or title considerations. We assume that the subject assets, properties, or business interests are appraised free and clear of any or all liens or encumbrances unless otherwise stated.

6.	We assume that there is full compliance with all applicable federal, state, and local regulations and laws unless the lack of compliance is stated, defined, and considered in the Appraisal.

7.	We do not express an opinion or any other form of assurance on the reasonableness of management’s projections reviewed by us or on the underlying assumptions.

8.	We assume responsible ownership and competent management with respect to the subject assets, properties, or business interests.

9.	The information furnished by others is believed to be reliable. However, we issue no warranty or other form of assurance regarding its accuracy.

II-1

Exhibit III-1
FELDMAN FINANCIAL ADVISORS, INC.
Lebanon Mutual Insurance Company
Balance Sheets
As of December 31, 2006 and 2007
(Dollars in Thousands)

	December 31,
	2007	2006
ASSETS
Investments available for sale:
Debt securities	$15,979	$14,881
Equity securities	361	430
Convertible securities	4,683	5,244

Total investments available for sale	21,023	20,555

Cash and cash equivalents	195	1,182
Premiums receivable	2,246	2,193
Reinsurance receivable and recoverable	1,839	3,735
Deferred acquisition costs	1,356	1,369
Deferred income taxes	55	—
Accrued investment income	163	159
Property and equipment	458	608
Other assets	466	287

TOTAL ASSETS	$27,801	$30,088

LIABILITIES AND EQUITY
Unpaid losses and loss adjustment expenses	$6,645	$9,096
Unearned premiums	6,610	7,074
Advance premiums	149	206
Reinsurance premiums payable	—	69
Accounts payable and accrued expenses	745	699
Deferred income taxes	—	132
Other liabilities	578	408

Total liabilities	14,727	17,684

Retained earnings	12,860	12,277
Accumulated other comprehensive income	214	127

Total equity	13,074	12,404

TOTAL LIABIITIES AND EQUITY	$27,801	$30,088

Source: Lebanon Mutual, audited financial statements.

III-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-2
Lebanon Mutual Insurance Company
Income Statements
For the Years Ended December 31, 2006 and 2007
(Dollars in Thousands)

	Years Ended
	December 31,
	2007	2006

REVENUES
Net premiums earned	$9,883	$10,451
Net investment income	581	673
Net realized investment gains	55	610
Other revenue	93	66

Total revenues	10,612	11,800

LOSSES AND EXPENSES
Losses and loss adjustment expenses	5,777	6,029
Salaries and benefits	1,248	1,220
Commissions	1,601	1,740
Other operating expense	1,176	1,138

Total losses and expenses	9,802	10,127

Income before provision for income taxes	810	1,673
Provision for income taxes	227	527

Net income	$583	$1,146

Source: Lebanon Mutual, audited financial statements.

III-2

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-3
Lebanon Mutual Insurance Company
Investment Portfolio
As of December 31, 2006 and 2007
(Dollars in Thousands)

	December 31,
	2007		2006
	Cost or	Estimated	Cost or	Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Debt securities:
U.S. treasury and govt. agencies	$202	$203	$—	$—
State, territories, and possessions	1,182	1,181	1,062	1,046
Special revenue	2,981	2,975	3,316	3,258
Public utilities	73	74	173	181
Industrial and miscellaneous	3,328	3,315	2,978	2,958
Mortgage-backed securities	8,245	8,231	7,585	7,438

Total debt securities	16,011	15,979	15,114	14,881

Equity securities	5	361	5	430
Convertible securities	4,627	4,683	4,560	5,244

Total investment securities	$20,643	$21,023	$19,679	$20,555

Source: Lebanon Mutual, audited financial statements.

III-3

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	GAAP	GAAP	GAAP
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

21st Century Holding Co.	FL	219	119	81	1.46	37.04	37.04	99	1.21	54.6	38.9	93.5	9.64	28.91
ACE Ltd.	—	72,090	44,235	16,677	2.65	23.13	20.11	12,297	0.78	61.6	26.3	87.9	3.65	16.73
Affirmative Insurance Holdings	TX	902	354	217	1.63	24.06	4.19	396	1.93	71.4	23.3	94.7	1.09	4.58
Alfa Corp.	AL	2,642	1,349	878	1.54	33.25	32.83	715	NA	63.3	28.1	91.4	3.57	10.97
Alleghany Corp.	NY	6,733	3,399	2,794	1.22	41.49	39.57	1,155	0.45	47.6	26.7	74.3	4.76	11.71
Allied World Assurance Co.	—	7,899	4,731	2,240	2.11	28.36	28.32	1,160	0.53	58.8	22.5	81.3	5.65	21.74
Allstate Corporation	IL	156,408	104,461	21,851	4.78	13.97	13.51	29,099	1.24	64.9	24.9	89.8	2.91	21.22
AmCOMP Inc.	FL	669	437	158	2.76	23.64	23.49	229	1.48	55.2	38.6	93.8	2.75	12.62
American Financial Group Inc.	OH	25,808	19,417	3,046	6.37	11.80	11.10	3,126	0.90	52.9	30.4	83.3	1.49	12.76
American Physicians Capital	MI	1,057	724	264	2.75	24.92	24.92	139	0.49	50.0	21.7	71.7	4.87	19.58
American Physicians Svc Grp	TX	283	137	124	1.11	43.84	43.63	56	NA	24.4	14.7	39.1	NA	NA
American Safety Ins Hldgs Ltd	—	934	616	230	2.67	24.67	24.48	149	0.71	61.3	36.1	97.4	3.19	13.33
AMERISAFE Inc.	LA	1,062	717	209	3.44	19.64	19.64	307	1.70	64.7	21.2	85.9	4.78	27.75
AmTrust Financial Services Inc	NY	2,323	1,303	390	3.34	16.81	14.86	444	1.13	62.4	20.8	83.2	5.15	24.23
Arch Capital Group Ltd.	—	15,624	8,858	4,036	2.19	25.83	25.75	2,945	0.76	55.8	28.3	84.1	5.65	22.50
Argo Group Intl Holdings	—	5,124	2,932	1,385	2.12	27.02	25.48	860	0.81	61.3	38.1	99.4	3.35	13.69
Aspen Insurance Holdings Ltd.	—	7,201	3,704	2,818	1.31	39.13	39.06	1,734	0.61	53.1	29.9	83.0	6.92	18.74
AXIS Capital Holdings Ltd.	—	14,675	7,733	5,159	1.50	35.15	34.88	2,734	0.60	50.1	25.2	75.3	7.48	22.91
Baldwin & Lyons Inc.	IN	843	401	381	1.05	45.17	45.17	179	0.46	60.2	30.9	91.1	6.49	14.91
Berkshire Hathaway Inc.	NE	273,160	70,575	120,733	0.58	44.20	36.57	31,783	0.27	71.7	18.0	89.7	4.95	11.50
CastlePoint Holdings Ltd.	—	927	339	422	0.80	45.51	45.51	248	0.98	52.9	41.1	93.9	4.38	8.57
Chubb Corp.	NJ	50,574	29,222	14,445	2.02	28.56	27.90	11,946	0.85	52.8	30.1	82.9	5.47	20.02
Cincinnati Financial Corp.	OH	16,637	7,009	5,929	1.18	35.64	35.64	3,250	0.50	58.6	31.7	90.3	4.82	12.94
CNA Surety Corp.	IL	1,508	732	668	1.10	44.29	38.64	422	0.69	24.5	54.0	78.5	6.43	15.00
Commerce Group Inc.	MA	3,915	1,931	1,317	1.47	33.64	NA	1,817	1.25	64.5	29.5	94.0	4.70	13.38
CRM Holdings Ltd.	—	379	198	108	1.84	28.34	27.82	117	1.26	54.5	26.8	81.3	5.88	21.38
Darwin Professional Undrwrtr	CT	827	529	254	2.08	30.73	30.10	181	0.86	56.0	28.1	84.1	4.43	13.92
Donegal Group Inc.	PA	834	430	353	1.22	42.28	42.25	310	0.94	57.4	33.9	91.3	4.56	11.43
Eastern Insurance Holdings Inc	PA	386	170	178	0.95	46.13	44.04	129	0.75	56.8	35.2	92.0	4.82	10.67
EMC Insurance Group Inc.	IA	1,203	718	360	1.99	29.96	29.91	393	1.18	63.1	34.5	97.6	3.42	12.71
Employers Holdings Inc	NV	3,191	2,334	379	6.15	11.89	11.89	347	0.97	41.3	39.1	80.4	3.76	34.44
Endurance Specialty Holdings	—	7,271	3,747	2,512	1.49	34.55	32.64	1,595	0.66	47.0	32.9	79.9	7.22	21.73

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1 (continued)
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	GAAP	GAAP	GAAP
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

Enstar Group Ltd.	—	2,417	1,591	451	3.53	18.64	17.92	0	0.00	NA	NA	NA	2.58	15.31
Erie Indemnity Co.	PA	2,879	1,448	1,051	1.38	36.52	36.52	208	0.18	60.7	27.4	88.1	7.20	18.77
Everest Re Group Ltd.	—	17,999	10,686	5,685	1.88	31.58	NA	3,997	0.73	63.7	27.9	91.6	4.80	15.58
Fairfax Financial Holdings Ltd	—	27,942	17,290	4,258	4.06	15.24	15.08	4,649	1.35	67.4	26.6	94.0	4.04	32.99
First Acceptance Corp.	TN	470	171	234	0.73	49.74	27.47	305	NA	NA	NA	NA	(6.33)	(12.32)
First Mercury Financial Corp.	MI	747	396	229	1.73	30.70	27.12	169	0.77	52.1	20.4	72.5	6.57	20.70
Flagstone Reinsurance Holdings	—	2,104	357	1,210	0.29	57.54	57.32	477	0.49	40.4	32.4	72.8	9.26	15.46
FPIC Insurance Group Inc.	FL	1,077	705	296	2.38	27.45	26.71	199	0.44	52.2	22.6	74.8	4.60	17.68
GAINSCO INC.	TX	245	119	66	1.81	26.92	26.74	193	2.32	81.7	25.9	107.6	(6.79)	(23.47)
Greenlight Capital Re Ltd	—	1,094	102	606	0.17	55.35	55.35	98	0.21	40.3	51.9	92.2	4.06	7.39
Hallmark Financial Services	TX	606	228	179	1.27	29.55	22.69	225	1.45	59.0	28.4	87.4	5.72	16.69
Hanover Insurance Group Inc.	MA	9,816	5,780	2,299	2.51	23.42	22.43	2,406	1.13	61.3	33.1	94.4	2.58	11.85
Harleysville Group Inc.	PA	3,072	1,997	759	2.63	24.70	24.12	833	1.15	62.8	34.1	96.9	3.31	13.76
HCC Insurance Holdings Inc.	TX	8,075	4,237	2,440	1.74	30.22	22.80	1,985	0.89	59.6	23.8	83.4	5.02	17.79
Hilltop Holdings Inc.	TX	1,085	87	824	0.10	75.93	75.02	97	NA	53.8	31.9	85.7	NA	NA
Horace Mann Educators Corp.	IL	6,259	3,522	693	5.08	11.08	10.40	654	1.45	67.4	24.5	91.9	1.30	12.33
Infinity Property and Casualty	AL	1,917	1,030	601	1.71	31.37	28.56	1,032	1.60	70.5	23.0	93.5	3.74	11.37
IPC Holdings Ltd.	—	2,628	471	2,126	0.22	80.90	80.90	391	0.19	31.9	18.0	49.9	14.62	18.72
Kingsway Financial Services	—	4,657	3,026	941	3.22	20.20	18.15	1,842	1.87	78.0	31.3	109.3	(0.42)	(1.90)
Markel Corp.	VA	10,134	6,466	2,641	2.45	26.06	23.46	2,117	0.83	52.0	36.0	88.0	4.01	16.47
Meadowbrook Insurance Group	MI	1,114	694	302	2.30	27.10	22.91	268	1.16	61.2	34.2	95.4	2.70	11.56
Mercer Insurance Group Inc.	NJ	546	362	133	2.72	24.41	23.61	147	1.29	62.2	33.6	95.8	2.69	11.50
Mercury General Corp.	CA	4,414	2,042	1,862	1.10	42.18	NA	2,994	1.66	68.0	27.4	95.4	5.41	13.22
Montpelier Re Holdings Ltd	—	3,525	1,048	1,653	0.63	46.89	46.89	557	0.35	31.8	29.5	61.3	8.48	20.04
National Atlantic Holdings	NJ	450	284	144	1.97	32.06	32.06	165	1.10	87.8	29.9	117.7	(1.36)	(4.11)
National Interstate Corp.	OH	899	447	213	2.10	23.68	23.68	258	1.41	58.0	22.9	80.9	4.82	22.56
National Security Group Inc.	AL	136	65	48	1.34	35.73	35.73	62	1.42	53.3	40.9	94.2	4.55	12.85
Navigators Group Inc.	NY	3,144	2,118	662	3.20	21.06	20.86	602	1.08	56.6	30.9	87.5	3.09	15.97
North Pointe Holdings Corp.	MI	431	236	98	2.40	22.79	20.67	94	1.17	53.1	49.2	102.3	3.23	11.23
NYMAGIC INC.	NY	1,108	644	279	2.30	25.22	25.22	166	0.59	54.1	44.4	98.5	1.20	4.72
Odyssey Re Holdings Corp	CT	9,501	5,843	2,655	2.20	27.94	27.68	2,121	0.91	66.4	29.1	95.5	6.43	25.84
Old Republic International	IL	13,291	7,604	4,542	1.67	34.17	33.37	3,601	0.75	60.2	41.3	101.5	2.11	6.05

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1 (continued)
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	GAAP	GAAP	GAAP
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

OneBeacon Insurance Group Ltd.	—	9,542	5,486	1,907	2.88	19.98	NA	1,874	1.00	58.2	34.6	92.8	2.59	13.47
PartnerRe Ltd.	—	16,037	10,041	4,322	2.32	26.95	24.94	3,777	0.93	50.8	29.6	80.4	4.55	17.81
Philadelphia Consolidated Hldg	PA	4,100	2,279	1,547	1.47	37.74	37.38	1,379	1.09	44.9	30.0	74.9	8.62	24.30
Platinum Underwriters Hldgs	—	5,079	2,660	1,998	1.33	39.35	39.35	1,173	0.57	55.9	25.1	81.0	6.90	18.17
PMA Capital Corp.	PA	2,582	1,445	379	3.82	14.66	13.90	378	0.96	69.6	39.4	109.0	(1.58)	(10.37)
ProAssurance Corp.	AL	4,440	2,778	1,255	2.21	28.27	27.08	534	0.43	65.8	20.0	85.8	3.81	14.30
ProCentury Corp.	OH	607	394	161	2.45	26.52	NA	218	1.35	57.9	33.8	91.7	4.10	16.44
Progressive Corp.	OH	18,843	10,153	4,936	2.06	26.19	26.19	13,877	2.33	71.5	21.1	92.6	5.92	19.98
Quanta Capital Holdings Ltd.	—	1,081	621	351	1.77	32.43	31.98	87	0.23	35.6	56.4	92.0	1.67	5.98
RenaissanceRe Holdings Ltd.	—	8,286	2,592	3,478	0.75	41.97	NA	1,424	0.42	33.6	25.7	59.3	7.39	17.93
RLI Corp.	IL	2,627	1,548	774	2.00	29.48	28.77	544	0.69	35.1	36.3	71.4	6.40	22.36
Safeco Corp.	WA	12,640	7,426	3,393	2.19	26.84	NA	5,576	1.48	63.1	28.3	91.4	5.18	18.52
Safety Insurance Group Inc.	MA	1,447	798	570	1.40	39.39	39.39	609	1.12	61.5	28.0	89.5	6.16	16.37
SCPIE Holdings Inc.	CA	673	420	232	1.81	34.49	NA	122	0.56	67.4	28.0	95.4	2.56	8.28
SeaBright Insurance Hldgs Inc.	WA	756	397	294	1.35	38.95	38.62	228	0.99	55.5	25.8	81.3	5.93	14.79
Selective Insurance Group	NJ	5,002	3,384	1,076	3.14	21.51	20.98	1,517	1.49	65.9	33.0	98.9	3.00	14.08
Specialty UnderwritersAlliance	IL	423	271	131	2.07	31.04	29.24	152	1.23	59.0	38.1	97.1	3.22	10.38
State Auto Financial Corp.	OH	2,338	1,094	936	1.17	40.01	39.96	1,012	1.16	58.4	34.4	92.8	5.17	13.55
Tower Group Inc.	NY	1,355	774	309	2.50	22.84	20.80	286	0.96	55.2	28.5	83.7	3.73	16.76
Transatlantic Holdings Inc.	NY	15,484	9,153	3,349	2.73	21.63	21.63	3,903	1.25	67.6	27.7	95.3	3.31	15.46
Travelers Cos	MN	115,224	75,623	26,616	2.84	23.10	20.20	21,470	0.84	56.6	30.8	87.4	4.00	17.89
Unico American Corp.	CA	193	117	70	1.68	36.13	36.13	37	0.52	59.7	22.8	82.5	3.50	10.19
United America Indemnity Ltd.	—	2,775	1,732	836	2.07	30.13	27.34	536	0.61	55.8	32.5	88.3	3.39	12.22
United Fire & Casualty Co.	IA	2,761	1,906	751	2.54	27.22	27.21	506	0.69	52.0	29.3	81.3	4.03	15.29
Universal Insurance Hldgs Inc.	FL	491	324	73	4.46	14.79	14.79	154	2.87	38.7	NA	NA	9.68	110.43
Validus Holdings Ltd	—	4,144	1,483	1,935	0.77	46.69	44.66	858	0.62	33.1	28.9	62.0	14.14	27.19
W.R. Berkley Corp.	CT	16,832	10,919	3,570	3.06	21.21	20.73	4,664	1.30	59.6	28.5	88.1	4.50	21.13
Wesco Financial Corp.	CA	3,113	124	2,535	0.05	81.43	79.69	54	0.02	52.0	28.1	80.1	3.52	4.42
White Mountains Insurance	NH	19,106	9,667	4,713	2.05	24.67	24.55	3,784	0.82	64.0	34.0	98.0	2.10	8.84
Zenith National Insurance Corp	CA	2,773	1,515	1,073	1.41	38.71	38.24	739	0.70	34.2	33.3	67.5	8.40	22.82

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1 (continued)
Financial Performance Data for Public Property and Casualty Insurance Companies

		Total		Policy	Total	Tang.	LTM	Net Prem.	GAAP	GAAP	GAAP
	Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
	Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Group Aggregate	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

Overall P&C Insurance Group Mean	11,786	6,083	3,450	2.06	31.97	30.42	2,285	0.96	56.3	30.6	87.1	4.43	15.68
Overall P&C Insurance Group Median	2,701	1,446	799	2.00	29.52	27.41	535	0.91	58.0	29.5	89.5	4.47	15.15

P&C Group Mean > $1 Bil. Total Assets	16,073	8,291	4,699	2.16	31.71	30.48	3,090	0.87	55.7	30.4	86.1	4.75	16.06
P&C Group Median > $1 Bil. Total Assets	4,427	2,463	1,600	2.07	28.32	27.15	1,093	0.83	58.4	29.5	88.0	4.55	15.97

P&C Group Mean < $1 Bil. Total Assets	603	306	185	1.83	32.65	30.26	178	1.21	58.0	31.1	89.9	3.57	14.66
P&C Group Median < $1 Bil. Total Assets	607	331	169	1.77	30.89	28.53	167	1.19	57.4	30.4	92.8	4.38	12.62

P&C Group Mean > $500 Mil. Total Rev.	19,029	10,180	5,752	2.10	31.63	30.19	3,813	0.92	57.5	28.8	86.3	4.99	16.37
P&C Group Median > $500 Mil. Total Rev.	5,691	3,460	2,183	2.04	28.46	27.34	1,664	0.84	59.6	29.0	88.1	4.73	16.17

P&C Group Mean < $500 Mil. Total Rev.	895	500	263	2.05	32.18	30.73	190	1.02	55.3	33.4	89.1	3.53	14.61
P&C Group Median < $500 Mil. Total Rev.	827	397	232	1.97	29.96	27.47	169	0.98	55.5	33.7	91.9	4.06	12.85
Source: SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				4/11/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

21st Century Holding Co.	TCHC	NASDAQ	FL	12.33	98	119.5	119.5	4.65	3.42	NA	0.82	44.62	5.84	(29.98)
ACE Ltd.	ACE	NYSE	—	56.19	18,536	114.9	138.4	7.34	6.85	7.25	1.32	25.71	1.92	(1.99)
Affirmative Insurance Holdings	AFFM	NASDAQ	TX	7.48	115	53.1	384.9	11.87	NA	7.26	0.23	12.78	1.07	(55.97)
Alfa Corp.	ALFA	NASDAQ	AL	21.95	1,839	201.8	205.6	19.09	21.11	NA	2.20	69.61	2.14	16.57
Alleghany Corp.	Y	NYSE	NY	334.77	2,792	111.7	122.2	10.22	15.82	NA	1.95	41.47	0.00	(8.92)
Allied World Assurance Co.	AWH	NYSE	—	40.05	2,424	94.2	94.3	5.32	5.19	5.55	1.67	30.68	1.80	(6.86)
Allstate Corporation	ALL	NYSE	IL	48.20	26,737	124.9	129.8	6.20	9.72	7.69	0.73	17.09	3.40	(20.84)
AmCOMP Inc.	AMCP	NASDAQ	FL	12.24	187	118.3	119.2	10.20	NA	12.62	0.75	27.97	0.00	19.41
American Financial Group Inc.	AFG	NYSE	OH	25.66	2,911	95.6	102.5	8.28	5.30	7.13	0.66	11.28	1.95	(25.75)
American Physicians Capital	ACAP	NASDAQ	MI	45.86	451	176.3	176.3	9.70	9.63	10.89	2.47	42.65	0.87	18.47
American Physicians Svc Grp	AMPH	NASDAQ	TX	20.50	147	119.3	120.3	5.01	NA	9.95	1.74	52.02	0.00	19.60
American Safety Ins Hldgs Ltd	ASI	NYSE	—	17.36	186	80.6	81.5	6.78	NA	7.65	1.03	19.94	0.00	(13.42)
AMERISAFE Inc.	AMSF	NASDAQ	LA	14.00	264	126.3	126.3	5.67	3.40	6.86	0.78	24.82	0.00	(22.91)
AmTrust Financial Services Inc	AFSI	NASDAQ	NY	16.58	995	254.7	294.9	11.13	NA	8.33	1.73	42.82	0.97	54.38
Arch Capital Group Ltd.	ACGL	NASDAQ	—	69.16	4,487	125.5	126.0	6.13	5.67	6.66	1.30	28.72	0.00	(0.32)
Argo Group Intl Holdings	AGII	NASDAQ	—	34.05	1,045	75.4	81.7	6.10	8.69	7.01	1.04	20.39	0.00	(29.94)
Aspen Insurance Holdings Ltd.	AHL	NYSE	—	26.09	2,231	96.3	96.7	5.11	4.44	5.96	1.11	30.99	2.30	1.56
AXIS Capital Holdings Ltd.	AXS	NYSE	—	35.21	5,186	122.3	123.9	5.49	4.81	6.32	1.61	35.34	2.10	0.60
Baldwin & Lyons Inc.	BWINB	NASDAQ	IN	24.45	373	97.9	97.9	6.74	20.38	14.13	1.53	44.28	4.09	(2.67)
Berkshire Hathaway Inc.	BRK.A	NYSE	NE	130,300	201,957	167.0	229.5	15.24	21.46	20.37	1.71	73.93	0.00	18.72
CastlePoint Holdings Ltd.	CPHL	NASDAQ	—	10.01	383	90.8	90.8	11.25	NA	4.68	1.38	41.36	2.00	(35.04)
Chubb Corp.	CB	NYSE	NJ	49.39	18,155	128.1	132.4	7.05	7.72	8.52	1.29	35.90	2.67	(5.47)
Cincinnati Financial Corp.	CINF	NASDAQ	OH	37.44	6,150	104.9	104.9	7.53	8.75	13.09	1.44	36.97	4.17	(12.44)
CNA Surety Corp.	SUR	NYSE	IL	14.27	630	94.3	119.1	6.83	7.28	6.64	1.35	41.78	0.00	(33.54)
Commerce Group Inc.	CGI	NYSE	MA	36.12	2,176	165.2	NA	12.16	9.92	14.56	1.10	55.60	3.32	20.16
CRM Holdings Ltd.	CRMH	NASDAQ	—	4.96	79	75.6	77.6	4.00	NA	4.03	0.49	20.94	0.00	(43.51)
Darwin Professional Undrwrtr	DR	NYSE	CT	22.55	385	151.0	155.6	11.93	NA	10.25	1.89	46.56	0.00	(12.26)
Donegal Group Inc.	DGICA	NASDAQ	PA	16.31	422	117.2	117.3	10.87	10.46	11.10	1.24	50.54	2.21	(5.06)
Eastern Insurance Holdings Inc	EIHI	NASDAQ	PA	16.40	162	100.8	109.7	9.32	5.69	10.25	1.11	42.03	1.71	8.75
EMC Insurance Group Inc.	EMCI	NASDAQ	IA	27.14	374	103.8	104.1	8.78	17.40	18.09	0.84	31.11	2.65	7.49
Employers Holdings Inc	EIG	NYSE	NV	17.70	878	231.4	231.4	NA	NA	10.41	2.04	27.52	1.36	(11.72)
Endurance Specialty Holdings	ENH	NYSE	—	38.25	2,281	109.1	119.8	5.33	4.16	6.04	1.23	31.38	2.61	6.31

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2 (continued)
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				4/11/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

Enstar Group Ltd.	ESGR	NASDAQ	—	101.08	1,204	269.4	282.7	19.63	NA	NA	12.51	49.81	0.00	0.62
Erie Indemnity Co.	ERIE	NASDAQ	PA	52.13	2,752	294.9	294.9	15.20	18.89	15.65	2.22	95.58	3.38	(0.74)
Everest Re Group Ltd.	RE	NYSE	—	95.73	6,272	105.9	NA	7.26	23.93	7.11	1.31	34.85	2.01	0.87
Fairfax Financial Holdings Ltd	FFH	NYSE	—	310.60	5,493	135.0	136.8	5.32	NA	NA	0.73	19.66	1.61	34.52
First Acceptance Corp.	FAC	NYSE	TN	3.16	151	64.4	168.2	NM	NM	NA	0.43	32.00	0.00	(68.71)
First Mercury Financial Corp.	FMR	NYSE	MI	16.39	298	128.5	152.9	7.28	7.19	6.50	1.47	39.83	0.00	(15.17)
Flagstone Reinsurance Holdings	FSR	NYSE	—	12.08	1,031	87.1	87.9	5.89	NA	5.16	1.83	48.99	1.32	(10.25)
FPIC Insurance Group Inc.	FPIC	NASDAQ	FL	47.67	418	144.3	149.8	9.15	7.27	11.06	1.82	38.77	0.00	9.99
GAINSCO INC.	GAN	AMEX	TX	3.07	77	116.3	117.4	NM	NM	NA	0.35	31.19	0.00	(52.55)
Greenlight Capital Re Ltd	GLRE	NASDAQ	—	17.26	515	104.2	104.2	15.01	NA	4.96	4.10	47.08	0.00	NA
Hallmark Financial Services	HALL	NASDAQ	TX	9.89	206	114.6	163.8	7.49	8.24	7.22	0.75	33.90	0.00	(18.26)
Hanover Insurance Group Inc.	THG	NYSE	MA	42.23	2,178	95.2	100.7	8.74	9.02	9.75	0.78	22.19	0.95	(5.61)
Harleysville Group Inc.	HGIC	NASDAQ	PA	36.78	1,118	146.9	151.6	11.53	11.08	10.69	1.16	36.38	2.72	14.08
HCC Insurance Holdings Inc.	HCC	NYSE	TX	22.91	2,641	108.0	158.4	6.78	7.44	7.14	1.11	32.71	1.92	(26.45)
Hilltop Holdings Inc.	HTH	NYSE	TX	10.45	590	83.7	88.7	2.08	NA	29.86	4.49	54.34	0.00	(17.72)
Horace Mann Educators Corp.	HMN	NYSE	IL	17.87	726	108.9	116.9	9.61	9.12	9.93	0.82	11.60	2.35	(14.37)
Infinity Property and Casualty	IPCC	NASDAQ	AL	40.51	656	109.2	124.8	10.47	8.73	11.44	0.60	34.24	1.09	(15.25)
IPC Holdings Ltd.	IPCR	NASDAQ	—	28.36	1,629	87.5	87.5	5.13	3.39	6.06	2.80	62.01	3.10	(1.36)
Kingsway Financial Services	KFS	NYSE	—	12.50	692	73.8	84.2	NM	NM	9.06	0.34	14.85	2.40	(36.96)
Markel Corp.	MKL	NYSE	VA	428.25	4,256	161.5	185.7	10.54	10.88	14.85	1.71	41.99	0.00	(10.84)
Meadowbrook Insurance Group	MIG	NYSE	MI	8.33	308	102.1	127.7	9.80	10.41	8.01	0.91	27.68	0.96	(23.51)
Mercer Insurance Group Inc.	MIGP	NASDAQ	NJ	16.35	107	76.1	79.6	7.27	8.52	6.81	0.66	19.66	1.22	(17.47)
Mercury General Corp.	MCY	NYSE	CA	45.09	2,468	132.5	NA	10.39	16.34	11.27	0.78	55.90	5.15	(15.64)
Montpelier Re Holdings Ltd	MRH	NYSE	—	16.59	1,568	92.8	92.8	5.01	4.41	6.17	2.17	44.48	1.81	(4.10)
National Atlantic Holdings	NAHC	NASDAQ	NJ	5.84	64	44.6	44.6	NM	NA	NM	0.35	14.29	0.00	(50.76)
National Interstate Corp.	NATL	NASDAQ	OH	21.98	426	198.4	198.4	9.77	NA	8.36	1.52	47.40	1.09	(13.60)
National Security Group Inc.	NSEC	NASDAQ	AL	16.70	41	85.0	85.0	6.82	10.99	NA	0.59	30.38	5.39	(7.51)
Navigators Group Inc.	NAVG	NASDAQ	NY	53.34	903	135.9	137.6	9.49	8.83	9.07	1.33	28.73	0.00	6.98
North Pointe Holdings Corp.	NPTE	NASDAQ	MI	15.82	141	143.6	162.7	13.88	NA	NA	1.25	32.73	0.00	32.61
NYMAGIC INC.	NYM	NYSE	NY	22.88	199	72.5	72.5	15.67	NM	10.69	1.05	17.98	1.40	(43.73)
Odyssey Re Holdings Corp	ORH	NYSE	CT	36.69	2,508	99.8	101.1	4.46	10.79	10.48	0.84	26.40	0.68	(11.78)
Old Republic International	ORI	NYSE	IL	14.38	3,314	73.0	75.6	12.29	NM	18.92	0.81	24.94	4.45	(35.23)

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2 (continued)
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				4/11/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

OneBeacon Insurance Group Ltd.	OB	NYSE	—	18.55	477	95.8	NA	7.39	17.84	9.61	0.21	5.00	4.53	(28.65)
PartnerRe Ltd.	PRE	NYSE	—	75.11	4,076	110.5	124.5	6.33	5.56	7.20	0.97	25.42	2.45	9.73
Philadelphia Consolidated Hldg	PHLY	NASDAQ	PA	32.26	2,326	150.3	152.6	7.33	8.31	8.38	1.52	56.72	0.00	(27.72)
Platinum Underwriters Hldgs	PTP	NYSE	—	33.36	1,706	103.2	103.2	6.20	NA	6.89	1.24	33.58	0.96	2.84
PMA Capital Corp.	PMACA	NASDAQ	PA	8.36	266	70.1	74.6	NM	23.22	11.94	0.58	10.28	0.00	(10.40)
ProAssurance Corp.	PRA	NYSE	AL	52.18	1,674	134.9	143.1	10.92	8.58	10.76	2.37	37.71	0.00	(0.84)
ProCentury Corp.	PROS	NASDAQ	OH	18.24	245	151.4	NA	9.86	7.12	11.40	1.03	40.33	0.88	(18.35)
Progressive Corp.	PGR	NYSE	OH	17.01	11,524	242.7	242.7	11.34	13.29	12.51	0.79	61.16	0.85	(25.16)
Quanta Capital Holdings Ltd.	QNTA	NASDAQ	—	1.81	127	36.2	37.0	5.66	NM	NA	0.89	11.74	0.00	(13.40)
RenaissanceRe Holdings Ltd.	RNR	NYSE	—	53.46	3,490	130.3	NA	6.74	5.06	6.10	2.10	42.11	1.72	2.81
RLI Corp.	RLI	NYSE	IL	49.84	1,080	142.6	147.6	6.83	10.21	11.38	1.64	41.13	1.85	(9.58)
Safeco Corp.	SAF	NYSE	WA	44.90	4,033	118.8	NA	6.44	7.43	7.43	0.65	31.90	3.56	(30.07)
Safety Insurance Group Inc.	SAFT	NASDAQ	MA	35.47	575	100.8	100.8	6.53	8.45	8.35	0.86	39.70	4.51	(9.75)
SCPIE Holdings Inc.	SKP	NYSE	CA	27.82	267	114.9	NA	15.29	11.04	NA	1.85	39.63	0.00	31.54
SeaBright Insurance Hldgs Inc.	SEAB	NASDAQ	WA	14.13	294	100.0	101.4	7.44	NA	6.76	1.16	38.97	0.00	(22.79)
Selective Insurance Group	SIGI	NASDAQ	NJ	24.51	1,308	123.7	127.7	9.46	10.21	10.66	0.71	26.14	2.12	(4.30)
Specialty UnderwritersAlliance	SUAI	NASDAQ	IL	5.00	73	59.4	64.7	6.10	NA	7.14	0.45	17.39	0.00	(37.42)
State Auto Financial Corp.	STFC	NASDAQ	OH	27.81	1,113	120.4	120.7	9.72	7.02	10.86	1.00	47.63	2.16	(15.01)
Tower Group Inc.	TWGP	NASDAQ	NY	25.98	606	196.5	221.6	13.46	NA	7.62	1.45	44.75	0.77	(17.16)
Transatlantic Holdings Inc.	TRH	NYSE	NY	67.95	4,501	134.4	134.4	9.30	8.94	9.56	1.03	29.07	0.94	3.11
Travelers Cos	TRV	NYSE	MN	49.30	30,270	116.8	138.6	7.19	7.56	8.12	1.16	26.27	2.35	(7.03)
Unico American Corp.	UNAM	NASDAQ	CA	10.12	57	81.5	81.5	8.72	8.16	NA	1.13	29.44	0.00	(9.16)
United America Indemnity Ltd.	INDM	NASDAQ	—	18.80	467	78.7	90.2	7.09	6.53	8.47	0.76	16.81	0.00	(23.55)
United Fire & Casualty Co.	UFCS	NASDAQ	IA	35.79	971	129.5	129.6	8.88	10.65	10.68	1.52	35.16	1.68	0.17
Universal Insurance Hldgs Inc.	UVE	AMEX	FL	4.62	184	233.7	233.7	3.53	4.81	NA	0.98	37.56	0.00	28.33
Validus Holdings Ltd	VR	NYSE	—	22.57	1,676	94.0	102.1	3.79	3.36	4.52	1.69	40.44	3.54	NA
W.R. Berkley Corp.	BER	NYSE	CT	28.03	4,959	141.6	145.8	7.42	7.22	7.44	0.89	29.46	0.71	(14.02)
Wesco Financial Corp.	WSC	AMEX	CA	407.20	2,899	114.4	127.8	26.56	38.85	NA	4.60	93.13	0.38	(10.51)
White Mountains Insurance	WTM	NYSE	NH	476.00	5,031	106.5	107.2	12.56	NA	14.90	1.06	26.33	1.68	(16.36)
Zenith National Insurance Corp	ZNT	NYSE	CA	37.99	1,427	131.3	133.9	6.06	9.69	9.02	1.63	51.46	5.26	(21.05)

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2 (continued)
Market Valuation Data for Public Property and Casualty Insurance Companies

	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Group Aggregate	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

Overall P&C Insurance Group Mean	4,656	121.4	133.2	8.83	10.03	9.53	1.42	35.93	1.48	(9.76)
Overall P&C Insurance Group Median	983	114.5	121.4	7.47	8.64	8.47	1.15	34.54	1.09	(10.46)
P&C Group Mean > $1 Bil. Total Assets	6,361	126.1	134.3	8.94	10.29	9.79	1.57	36.62	1.67	(7.71)
P&C Group Median > $1 Bil. Total Assets	1,691	114.7	125.4	7.42	8.74	8.77	1.23	34.54	1.68	(9.67)
P&C Group Mean < $1 Bil. Total Assets	199	109.1	130.3	8.52	8.84	8.59	1.01	35.52	1.50	(10.08)
P&C Group Median < $1 Bil. Total Assets	173	107.7	117.3	7.49	8.20	7.65	1.03	34.24	1.09	(10.51)
P&C Group Mean > $500 Mil. Total Revenue	7,821	123.8	138.7	8.77	10.26	9.42	1.30	36.86	1.94	(7.54)
P&C Group Median > $500 Mil. Total Revenue	2,303	114.7	126.0	7.39	8.74	8.50	1.16	33.91	1.92	(7.98)
P&C Group Mean < $500 Mil. Total Revenue	305	117.8	125.9	8.99	9.72	9.85	1.57	34.49	0.83	(12.92)
P&C Group Median < $500 Mil. Total Revenue	264	104.2	117.4	8.75	8.24	9.16	1.11	37.56	0.00	(13.51)
Source: SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit V-1
Pro Forma Assumptions for Conversion Valuation
1.	The initial offering price is $10.00 per share and the number of shares offered is computed by dividing the estimated pro forma market value by the offering price.
2.	The total amount of the net offering proceeds was fully invested at the beginning of the applicable period.
3.	The net offering proceeds are invested to yield a return of 3.34%, which represents the Company estimated average yield on an invested portfolio of short-term investment securities as of January 1, 2007. The effective income tax rate was assumed to be 34.0%, resulting in a net after-tax yield of 2.20%.
4.	It is assumed that 10.0% of the shares offered for sale will be acquired by the employee stock ownership plan (“ESOP”). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. Under generally accepted accounting principles (“GAAP”), the aggregate purchase price of shares of common stock to be purchased by the ESOP in the offering represents unearned compensation and is reflected as a reduction of capital. The annual ESOP expense is estimated based on a ten-year loan period. It is further assumed that the ESOP purchase is funded by a loan from LMI Holdings. No reinvestment is assumed on proceeds used to fund the ESOP. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine the estimated net funds available for investment. The ESOP expense reflects recognition of expense based upon shares committed to be allocated under the ESOP. The valuation of shares committed to be allocated under the ESOP would be based upon the average market value of the shares during the year. For purposes of this calculation, the average market value was assumed to be equal to the initial offering price of $10.00 per share.
5.	Expenses of the offering are estimated to be $2.5 million.
6.	No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.
7.	Pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock for the book value calculations, and as adjusted to give effect to the purchase of shares by the ESOP for the earnings per share (“EPS”) calculations in accordance with Statement of Position (“SOP”) 93-6. Under SOP 93-6, the weighted average of the ESOP shares that have not been committed for release during the yearly period are subtracted from total shares outstanding for purposes of EPS calculations.
8.	No effect has been given to the issuance of additional shares in conjunction with the grant of options or restricted stock awards under the stock-based incentive plan that LMI Holdings expects to adopt following the Conversion, subject to stockholder approval.

V-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit V-2
Pro Forma Conversion Valuation Range
Lebanon Mutual Insurance Company
Historical Financial Data as of December 31, 2007
(Dollars in Thousands, Except Per Share Data)

	Minimum	Midpoint	Maximum
Shares offered	1,020,000	1,200,000	1,380,000
Offering price	$10.00	$10.00	$10.00

Gross proceeds	$10,200	$12,000	$13,800
Less: estimated expenses	(2,500)	(2,500)	(2,500)

Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Net investable proceeds	$6,680	$8,300	$9,920

Net Income:
LTM ended 12/31/07	$583	$583	$583
Pro forma income on net proceeds	147	183	219
Pro forma ESOP adjustment	(67)	(79)	(91)

Pro forma net income	$663	$687	$711

Pro forma earnings per share	$0.72	$0.63	$0.57

Operating Income:
LTM ended 12/31/07	$547	$547	$547
Pro forma income on net proceeds	147	183	219
Pro forma ESOP adjustment	(67)	(79)	(91)

Pro forma operating income	$627	$651	$675

Pro forma operating earnings per share	$0.68	$0.60	$0.54

Total Revenue:
LTM ended 12/31/07	$10,611	$10,611	$10,611
Pro forma revenue on net proceeds, pre-tax	223	277	331

Pro forma total revenue	$10,834	$10,888	$10,942

Total Equity	$13,074	$13,074	$13,074
Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Pro forma total equity	$19,754	$21,374	$22,994

Pro forma book value per share	$19.37	$17.81	$16.66

Tangible Equity	$13,074	$13,074	$13,074
Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Pro forma tangible equity	$19,754	$21,374	$22,994

Pro forma tangible book value per share	$19.37	$17.81	$16.66

Total Assets	$27,801	$27,801	$27,801
Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Pro forma total assets	$34,481	$36,101	$37,721

Pro Forma Ratios:
Price / LTM EPS	13.92	15.81	17.57
Price / Operating EPS	14.72	16.68	18.50
Price / LTM Revenue	0.94	1.10	1.26
Price / Book Value	51.64%	56.14%	60.02%
Price / Tangible Book Value	51.64%	56.14%	60.02%
Price / Total Assets	29.58%	33.24%	36.58%
Total Equity / Assets	57.29%	59.21%	60.96%
Tangible Equity / Assets	57.29%	59.21%	60.96%

V-2